Exhibit 10.4

ANNEX I TO FIRST MODIFICATION OF LOAN DOCUMENTS

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into effective as of September 30, 2024, by and between AGGIELAND-PARKS, INC., a Texas corporation (“Borrower”), and CENDERA BANK, a Texas state bank, successor to Cendera Bank, N.A., a national association (“Lender”). For ease of reference the title of the various articles in this Agreement are provided hereinbelow:

Article I	Definition of Terms
Article II	The Loan
Article III	Conditions to Closing
Article IV	Warranties and Representations
Article V	Covenants of Borrower
Article VI	Assignments, Casualty, Condemnation and Reserves
Article VII	Events of Default
Article VIII	Lender’s Disclaimers - Borrower’s Indemnities
Article IX	Miscellaneous

ARTICLE I

DEFINITION OF TERMS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

Acceptable Accounting Standards: GAAP or other sound and accepted accounting standards approved by Lender in writing, applied on a basis consistent with that of previously approved statements and which completely and accurately disclose the financial condition (including all contingent liabilities) of the party at issue.

Affiliate: When used with respect to any Person, any other Person which (a) directly or indirectly owns more than twenty percent (20%) of such Person, (b) Controls, is Controlled by or is under common Control of such Person, or (c) is a director, officer, partner or member of such Person or of an Affiliate of such Person; provided, however, in no event shall Lender be deemed an Affiliate of Borrower.

Agreement: This Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Appraised Value: The fair market value of the Mortgaged Property or any applicable portion thereof as required hereunder (excluding any value attributable to Economic Incentives or the Reserves) as indicated by an appraisal prepared by an appraiser designated by Lender, in Lender’s sole discretion, and presented and based upon such standards as may be reasonably required by Lender and satisfying the requirements of Section 2.5 hereof.

Architectural Barrier Laws: Any and all architectural barrier laws, including without limitation, the Americans with Disabilities Act of 1990, P.L. 101-336, as amended, or any successor thereto.

Assignee: As defined in Section 9.3 hereof.

Award: Any compensation paid by any Governmental Authority (including, without limitation, any interest payable thereon) in connection with a Condemnation in respect of all or any part of the Mortgaged Property.

Beneficial Owner Certification: A “Certification of Beneficial Owners of Legal Entities” on Lender’s then-current form in accordance with the Customer Due Diligence Requirements for Financial Institutions, published on May 11, 2016, as amended on September 29, 2017, by the Financial Crimes Enforcement Network.

Borrower’s Knowledge: Whenever a representation or warranty is made to Borrower’s knowledge, to Borrower’s best knowledge, or a term of similar import, such term shall mean the knowledge of Borrower or its officers, directors or employees (or those of its Affiliates) who would be likely to have knowledge of the relevant subject matter.

Business Day: A weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein shall mean calendar days.

Capital Lease Obligations: For any Person, the obligations required to be classified as a capital lease on a consolidated balance sheet of any such Person in accordance with Acceptable Accounting Standards.

Casualty: Any casualty, damage or injury, by fire or otherwise, to the Mortgaged Property or any part thereof.

Code: The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is situated.

Compliance Certificate: A certificate to be furnished to Lender in form and substance satisfactory to Lender, certified by the appropriate officer of Borrower pursuant to the applicable provisions of this Agreement, certifying that as of the date thereof, among other things that (i) the Debt Service Coverage Ratio for the applicable period immediately preceding the date of the certificate is in the amount stated in the Compliance Certificate and including such financial documentation or other backup information as may be required by Lender, (ii) no Material Adverse Change has occurred since the date hereof or, if a Material Adverse Change shall have occurred, a specification in detail of the nature and duration of any Material Adverse Change, and (iii) no Event of Default shall have occurred and be continuing or, if any Event of Default shall have occurred and be continuing, a specification in detail of the nature and period of existence thereof and any action taken or proposed to be taken by Borrower to remedy such circumstance.

Condemnation: A temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Mortgaged Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Mortgaged Property or any part thereof.

Constituent Party: Any signatory to this Agreement or any other Loan Document that signs on Borrower’s behalf (or on behalf of Guarantor or other specified party) that is a corporation, limited liability company, limited liability partnership, general partnership, limited partnership, joint venture, trust or other type of business association or legal entity.

Contested in Good Faith: With respect to any matter, that such matter is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with Acceptable Accounting Standards and otherwise to the satisfaction of Lender, including with respect to such insurance or bonding requirements as Lender then requires. The terms “Contest in Good Faith” and “Contesting in Good Faith” have meanings analogous with the foregoing.

Contested Item: Any (i) Imposition, mechanic’s or materialman’s lien asserted against all or any part of the Mortgaged Property if, and so long as (A) Borrower has notified Lender of same within five (5) days of obtaining knowledge thereof; (B) Borrower, at its sole cost and expense, shall diligently and in good faith contest the same by appropriate legal, administrative or other proceedings which shall operate to prevent the enforcement of collection of the same and the sale of the Mortgaged Property or any part thereof to satisfy the same; (C) Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety satisfactory to Lender, in the amount of such Imposition or lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to ensure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (D) Borrower shall promptly upon final determination thereof pay the amount of any such Imposition or lien claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (E) the failure to pay such Imposition or lien claim does not constitute a default under any other lien instrument, mortgage or security interest or any other document covering or affecting any part of the Mortgaged Property; and (F) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such Imposition or lien claim notwithstanding such contest, if in the reasonable opinion of Lender the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed; or (ii) stop payment notice (or similar notice) that may be lodged against undisbursed Loan proceeds if, and so long as, Borrower delivers to Lender a stop notice release bond (or similar bond) which meets applicable Legal Requirements and is issued by a properly licensed surety satisfactory to Lender. Lender may pay over any such cash deposit (or part thereof) furnished pursuant to subclause (i)(C) above to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

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Contracts: Any and all: (i) contracts for the purchase and/or sale of all or any portion of the Mortgaged Property, whether such contracts are now or at any time hereafter existing, including but without limitation, any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the contracts, including all amendments and supplements to and renewals and extensions of the contracts at any time made, and together with all payments, earnings, income, and profits arising from the sale of all or any portion of the Mortgaged Property or from the contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the contracts; (ii) contracts, licenses, permits, and rights relating to living unit equivalents or other entitlements with respect to water, wastewater, and other utility services whether executed, granted, or issued by a Person, which are directly or indirectly related to, or connected with, the development, ownership, maintenance or operation of the Mortgaged Property, whether such contracts, licenses, permits, rights and entitlements are now or at any time thereafter existing, including without limitation, any and all certificates, licenses, zoning variances, permits, and no-action letters from each Governmental Authority required: (a) to evidence compliance by Borrower and all improvements constructed or to be constructed on the Mortgaged Property with all Legal Requirements applicable to the Mortgaged Property; (b) for the construction and/or development of any improvements on the Mortgaged Property or rehabilitation thereof, if applicable; and (c) to develop and/or operate the Mortgaged Property as a commercial and/or residential project, as the case may be; (iii) financing arrangements relating to the financing of or the purchase of all or any portion of the Mortgaged Property by future purchasers; (iv) Economic Incentives or similar agreements or understandings; and (v) other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, repair, management or ownership of the Mortgaged Property (save and except any and all Leases).

Control: The possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. The terms “Controlled by”, “Controlling” and “under common Control with” shall have correlative meanings.

Cure Period: As set forth in Section 7.1(b) hereof.

Debt: With respect to any Person at any date and without duplication, the sum of: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person; (b) all obligations to pay the deferred purchase price of assets or services of any such Person (including all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the Ordinary Course of Business not more than sixty (60) days past due, or that are currently being Contested in Good Faith; (c) Capital Lease Obligations of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared at such date in accordance with Acceptable Accounting Standards; (d) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared at such date in accordance with Acceptable Accounting Standards if such lease were accounted for as a capital lease (regardless of whether accounted for as indebtedness under Acceptable Accounting Standards); (e) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person to the extent of the value of such assets (other than customary reservations or retentions of title under agreements with suppliers entered into in the Ordinary Course of Business); (f) all Debt of any other Person secured by a Lien on any asset owned or being purchased by such Person (including Debt arising under conditional sales or other title retention agreements except trade payables arising in the Ordinary Course of Business), whether or not such Debt shall have been assumed by such Person or is limited in recourse; (g) all obligations, contingent or otherwise, of any such Person in respect of letters of credit, whether or not drawn, including any reimbursement obligation, and banker’s acceptances issued for the account of any such Person; (h) all obligations of any such Person in respect of Disqualified Equity Interests; (i) all liabilities of such Person in respect of unfunded vested benefits under ERISA; and (j) all direct or indirect guarantees of any such Person with respect to any of the foregoing. For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person.

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Debt Service: For any period of determination, with respect to any Person, the sum of (a) Interest Expense including Capital Lease Obligations, plus (b) scheduled principal payments on Debt.

Debt Service Coverage Ratio: As of any date of determination, with respect to any Person, (a) EBITDA for such Person during the trailing twelve (12) month period divided by (b) Debt Service for such Person during the trailing twelve (12) month period.

Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts or similar laws affecting the rights of creditors.

Default: Any condition, event, circumstance or action which, with the giving of notice, the passage of time or failure to cure would give rise to an Event of Default.

Default Interest Rate: As defined in the Note.

Design Professional: Any Person, if any, with whom Borrower contracts for the provision of planning, design, architectural, engineering or other similar services relating to the Improvements, including, without limitation, the Architect.

Disposition: Any sale, lease (except as expressly permitted pursuant to the Loan Documents), exchange, assignment, conveyance, transfer, pledge, collateral assignment, trade or other disposition of all or any part of the Mortgaged Property (or any interest therein) or all or any part of the beneficial ownership interest, held directly or indirectly, in Borrower (if Borrower is a corporation, limited liability company, limited liability partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity). Without limitation to the foregoing, it is expressly agreed that a Disposition shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property, any part thereof or any interest therein for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if Borrower or any Restricted Party is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly Controlling such corporation) by operation of law or otherwise or the creation or issuance of new stock such that such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the Control of such corporation; (iv) if Borrower or any Restricted Party is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or managing member or non-member manager (or if no managing member, any member), the voluntary or involuntary transfer of the partnership interest of any general partner, managing partner or limited partner, the creation or issuance of new limited partnership interests, the voluntary or involuntary transfer of the interest of any joint venturer or member or the creation or issuance of new non-managing member interests or any change in the Control of such entity; and (v) if Borrower or any Restricted Party is a trust or nominee trust, the voluntary or involuntary transfer of the legal or beneficial interest in such trust or nominee trust or the creation or issuance of new legal or beneficial interests.

Disqualified Equity Interests: Any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition: (a) mature or are mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Indebtedness and the Obligations that are accrued and payable); (b) are redeemable at the option of the holder thereof; (c) provide for the scheduled payment of dividends or distributions in cash; or (d) are or become convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the latest maturity date of any Loan.

EBITDA: For any period of determination, as determined for Borrower in accordance with Acceptable Accounting Standards, the sum of (a) net income (or loss) plus (b) without duplication and to the extent deducted in determining such net income (or loss), the sum of (i) interest expense, including the interest component of any Capital Lease, (ii) income tax expense, (iii) depreciation and amortization expense, minus (c)(i) extraordinary non-operating income, and (ii) any gain from non-recurring transactions.

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Economic Incentive Agreements: Any and all agreements or understandings, if any, with any Governmental Authorities, whether now existing or hereafter in effect pursuant to which any Economic Incentives are provided or are to be provided to Borrower or relative to the Mortgaged Property or any portion thereof to any Affiliate of Borrower including, without limitation, any agreements relative to tax increment financing, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Economic Incentive Payments: Any payments paid or to be paid to Borrower or any Affiliate of Borrower pursuant to any of the Economic Incentive Agreements.

Economic Incentives: Collectively, the right, title and interest of Borrower (or any Affiliate of Borrower) in the Economic Incentive Agreements, but only to the extent assignable, and all of Borrower’s rights (or such Affiliate’s rights) to receive payments, receipts, refunds, abatements, revenues, interest, municipal personnel or services or other rights or benefits whatsoever under any of the Economic Incentive Agreements.

Environmental Indemnity Agreement: Collectively, (i) that certain Environmental Indemnity Agreement of even date herewith executed by Borrower for the benefit of Lender, and (ii) that certain Environmental Indemnity Agreement dated June 17, 2026, executed by Guarantor for the benefit of Lender, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Equity Interests: With respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

ERISA: The Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., as amended, and any and all successor statutes thereof.

Event of Default: Any happening or occurrence described in Section 7.1 hereof.

Financing Statement: The financing statement or financing statements (on Standard Form UCC-1 or otherwise) identifying Borrower as “debtor” or as “borrower” or similar in connection with the Loan Documents.

Fixtures: All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Borrower and are now or hereafter attached to the Land or the Improvements.

GAAP: Generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in preceding periods.

Governmental Authority: Any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) or for any quasi-governmental units (development districts or authorities).

Guarantor (individually and/or collectively, as the context may require): PARKS! AMERICA, INC., a Nevada corporation, and any other party guaranteeing the repayment of all or any part of the Indebtedness, the satisfaction of, or continued compliance with, all or any part of the Obligations, or both.

Guarantor Financial Covenants: Those certain covenants of Guarantor provided in Section 3.9 of the Guaranty.

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Guaranty (individually and/or collectively as the context may require): That or those instruments of guaranty, if any, now or hereafter in effect from Guarantor to Lender guaranteeing the repayment of all or any part of the Indebtedness, the satisfaction of, or continued compliance with, all or any portion of the Obligations or both, including, without limitation, that certain Guaranty (Payment and Performance).

Guaranty (Payment and Performance): That certain Guaranty (Payment and Performance) dated June 17, 2026, executed by Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

HVCRE: A loan classified as a High Volatility Commercial Real Estate loan for the acquisition, development or construction of real property under the Economic Growth Regulatory Relief and Consumer Protection Act of 2018 (or any successor legislation) including, without limitation, any regulations promulgated pursuant thereto.

Impositions: (i) All real estate and personal property taxes, charges, assessments, standby fees, excises and levies and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy or enjoyment thereof, or any part thereof, or the sidewalks, streets or alleyways adjacent thereto; (ii) any charges, fees, license payments or other sums payable for or under any easement, license or agreement maintained for the benefit of the Mortgaged Property; (iii) water, gas, sewer, electricity and other utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development or other declarations, restrictions, regimes or agreements affecting the Mortgaged Property.

Improvements: Any and all buildings, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed, or constructed upon the Land or any part thereof.

Indebtedness: (i) The principal, interest and other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments or premiums payable under the Loan Documents; (iii) such additional or future sums (whether or not obligatory), with interest thereon, as may hereafter be borrowed or advanced from Lender, its successors or assigns, by the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured by the Loan Documents (it being contemplated by Borrower and Lender that such future indebtedness may be incurred); (iv) any and all other indebtedness, obligations and liabilities of any kind or character of Borrower to Lender, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations and liabilities to Lender of Borrower as a member of any partnership, joint venture, trust or other type of business association or other legal entity, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise; and (vi) any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements and extensions thereof, it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in further sum or sums.

Land: The real property or interest therein described in Exhibit A attached hereto and incorporated herein by reference, together with all rights, titles, interests and privileges of Borrower in and to (i) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; (iii) all water, water rights and water courses which are appurtenant to, located on, under or above or used in connection with the Mortgaged Property, or any part thereof, whether adjudicated or unadjudicated, conditional or absolute, tributary, or non-tributary, surface or underground, designated or undesignated; (iv) timber, crops, pertaining to such real property; and (v) all appurtenances and all reversions and remainders in or to such real property.

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Leases: Any and all leases, master leases, subleases, licenses, concessions, or other agreements (whether written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use or occupy, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith, whether entered into before or after the filing by or against Borrower of any petition for relief under the United States Bankruptcy Code, 11 U.S.C. §101, et seq., as amended.

Legal Requirements: Any and all (i) present and future judicial decisions, statutes (including Architectural Barrier Laws, environmental laws, and Prescribed Laws), laws, rulings, rules, regulations, orders, writs, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Borrower, Guarantor, any Constituent Party, or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) covenants, conditions and restrictions contained in any deeds, other forms of conveyance or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use or occupancy thereof; (iii) presently or subsequently effective bylaws and articles of incorporation, operating agreement and articles of organization or partnership, limited partnership, joint venture, trust or other form of business association agreement of Borrower or Guarantor; (iv) Leases; (v) Contracts; and (vi) leases, other than those described in (iv) above, and other contracts (written or oral), other than those described in (v) above, of any nature that relate in any way to the Mortgaged Property and to which Borrower or Guarantor may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Borrower is granted a possessory interest in and to the Land and/or the Improvements.

Lien Instrument: That certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Financing Statement of even date herewith executed by Borrower for the benefit of Lender to secure the payment of the Indebtedness and performance of the Obligations and encumbering the Mortgaged Property.

Loan: The loan evidenced by the Note and governed by this Agreement.

Loan Amount: TWO MILLION THREE HUNDRED THIRTY THOUSAND NINE HUNDRED THIRTY-THREE AND 25/100 DOLLARS ($2,330,933.25).

Loan Documents: This Agreement, the Note, the Lien Instrument, the Environmental Indemnity Agreement, the Guaranty, and any and all other agreements, documents and instruments now or hereafter executed by Borrower, Guarantor or any other Person or party in connection with the Loan evidenced by the Note or in connection with the payment of the Indebtedness or the performance and discharge of the Obligations, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof and thereof.

Loan-to-Value Ratio: The quotient of (i) the Adjusted Loan Balance, divided by (ii) the Appraised Value.

Major Alterations: Any renovation or alteration to the Mortgaged Property (or series of related renovations, modifications or alterations) which (i) exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in total cost, (ii) hinders or impedes (even temporarily) the operation or financial performance of the Mortgaged Property, (iii) materially alters the exterior appearance of the Mortgaged Property, or (iv) is structural in nature.

Material Adverse Change: Any event, circumstance, fact, condition, development or occurrence that has had or could be expected to have a material and adverse effect on any of: (i) the business, operations, condition (financial or otherwise), prospects, liabilities, assets, results of operations, capitalization, liquidity or any properties of Borrower, Guarantor or any Constituent Party; (ii) the value of the Mortgaged Property; (iii) the ability of Borrower or Guarantor (or any Persons comprising Borrower or Guarantor), to pay and perform the Indebtedness or the other Obligations; (iv) the validity, enforceability or binding effect of any of the Loan Documents. Borrower acknowledges and agrees that a fact, event or circumstance which exists as of the date hereof which does not currently constitute a Material Adverse Change may, in the future, constitute a Material Adverse Change upon the occurrence of further adverse facts or circumstances (e.g., a pending litigation action pertaining to the Mortgaged Property may, following future adverse procedural or substantive trial developments, become a Material Adverse Change).

Maturity Date: As defined in the Note.

Maximum Lawful Rate: As defined in the Note.

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Minerals: All right, title and interest of Borrower in and to all substances in, on, under or above the Land which are now, or may become in the future, intrinsically valuable and which now or may be in the future enjoyed through extraction or removal from the Land, including, without limitation, oil, gas, all other hydrocarbons, coal, lignite, carbon dioxide, all other non-hydrocarbon gases, uranium, all other radioactive substances, gold, silver, copper, iron and all other metallic substances or ores.

Mortgaged Property: The Land, Minerals, Fixtures, Improvements, Personalty, Economic Incentives, Contracts, Leases, Rents, Reserves, and any interest of Borrower now owned or hereafter acquired in and to the foregoing, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations, together with any and all proceeds of any of the foregoing. As used in this Agreement, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any part of the above and all or, where the context permits or requires, any interest therein.

Net Proceeds: (i) The net amount of all insurance proceeds payable as a result of a Casualty to the Mortgaged Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

Net Proceeds Deficiency: As set forth in Section 6.6(c) hereof.

Note: That certain Amended and Restated Promissory Note dated June 17, 2026 in the principal sum of TWO MILLION THREE HUNDRED THIRTY THOUSAND NINE HUNDRED THIRTY-THREE AND 25/100 DOLLARS ($2,330,933.25) (together with any and all renewals, modifications, reinstatements, enlargements or extensions thereof) executed and delivered by Borrower payable to the order of Lender, evidencing the Loan, which amends and restates that certain Promissory Note dated September 30, 2024, in the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00).

Obligations: Any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower, Guarantor or any other Person or party to the Loan Documents to Lender or others as set forth in the Loan Documents.

OFAC List: The United States Treasury Department’s Office of Foreign Assets Control list of “Specifically Designated Nationals and Blocked Persons” (as published from time to time in various mediums).

Operating Account: As defined in Section 5.33 hereof.

Ordinary Course of Business: In respect of any transaction involving any Person, materially in accordance with the ordinary course of such Person’s business, as conducted by any such Person in accordance with industry standards or past practice (but subject to growth) and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

Origination Fee: The sum of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) to be paid by Borrower to Lender pursuant to the applicable provisions of this Agreement.

Outstanding Principal Balance: The amount of principal then advanced and outstanding and payable by Borrower to Lender in accordance with the Note and this Agreement.

PACE Lien: Any lien, tax or special assessment or any other encumbrance relating to a PACE Loan on or affecting all or any portion of the Mortgaged Property or any interest therein, or any direct or indirect interest in Borrower.

PACE Loan: A loan to finance energy efficient improvements and renewable energy projects, or other similar initiatives, and commonly known as a “Property-Assessed Clean Energy (PACE) Loan”, as the same may now or hereafter be more particularly defined and described in any applicable Legal Requirements or promulgated by any Governmental Authority.

Payment Date: As defined in the Note.

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Permitted Disposition: A Permitted Personalty Disposition or any Disposition of any direct or indirect interest in Borrower that:

(i) occurs by inheritance, devise, bequest or by operation of law upon the death of a natural person who is the owner of a direct or indirect ownership interest in Borrower; or

(ii) is to a trust, partnership or other entity for family estate planning purposes; or

(iii) constitutes an assignment of direct or indirect ownership interests in Borrower so long as such assignment does not result in (taking into consideration any previous assignments) a change in excess of forty-nine percent (49%) of the ultimate ownership interest in Borrower; or

(iv) is a transfer of securities of a corporation or other organization or entity whose common stock is traded on a nationally or internationally recognized securities exchange;

provided, however, in order for any such transfer of an interest to qualify as a Permitted Disposition (1) no Default or Event of Default shall have occurred and remain outstanding or shall occur solely as a result of such transfer, (2) such a transfer must further (A) not constitute a Material Adverse Change, (B) not result (either singularly or in the aggregate with prior assignments) in any Person becoming an owner, directly or indirectly, in twenty-five percent (25%) or more of Borrower unless Lender has undertaken its normal regulatory review process (with satisfactory results) and received an updated Beneficial Owner Certification, (C) except for a Permitted Personalty Disposition, be the subject of written notice to Lender within ten (10) days of such assignment together with copies of all applicable assignment documents, and (D) not result in a change in Control of Borrower (including, without limitation, the addition or modification of any “kick-out” or similar rights), and (3) Borrower shall reimburse Lender for Lender’s reasonable expenses incurred in connection with Lender’s review of such transfer.

Permitted Exceptions: Has the meaning set forth in the Lien Instrument.

Permitted Personalty Disposition: Dispositions of (i) Personalty in the Ordinary Course of Business (provided that the aggregate fair market value of all Personalty Disposed of in reliance upon this clause (i) shall not exceed $200,000 during any fiscal year of Borrower), and (ii) used, obsolete, worn out or surplus equipment or property in the Ordinary Course of Business.

Person: Any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, firm, association, joint venture, trust or any other association or legal entity, including any public or governmental body, quasi-governmental body, agency or instrumentality, as well as any natural person.

Personalty: Any and all: (i) furniture, furnishings, equipment, machinery, tangible personal property, and goods located within, used in the operation of or derived from the Improvements, (ii) crops, farm products, timber and timber to be cut and extracted Minerals; (iii) general intangibles (including payment intangibles), money, insurance proceeds, accounts, contract and subcontract rights, trademarks, trade names, copyrights, monetary obligations, chattel paper (including electronic chattel paper), instruments, investment property, documents, letter of credit rights, inventory and commercial tort claims; (iv) all cash funds, fees (whether refundable, returnable or reimbursable), deposit accounts or other funds or evidences of cash, credit or indebtedness deposited by or on behalf of Borrower with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Borrower, and which are now or hereafter situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, design, development, construction, financing, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof.

Plan Assets Regulation: As defined in Section 4.16 hereof.

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Prescribed Laws: Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, orders and ordinances of any Governmental Authority relating to terrorism or money laundering, including, without limiting the generality of the foregoing, the USA Patriot Act; the Trading with the Enemy Act (50 U.S.C.A. App. 1 et seq.); the International Emergency Economic Powers Act (50 U.S.C.A. § 1701-06); Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”) and the OFAC List.

Regulatory Authority: As defined in Section 2.5 hereof.

Rents: All of the rents, revenues, royalties, income, issues, proceeds, bonus monies, profits, security and other types of deposits (after Borrower acquires title thereto) and other benefits paid or payable by parties to the Leases and/or Contracts (other than Borrower) for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any part of the Mortgaged Property.

Reserves: All sums on deposit or due for deposit with Lender under any of the Loan Documents now or hereafter executed by Borrower for the benefit of Lender including (i) the accounts into which such sums have been deposited; (ii) all interest, if any, on said accounts; (iii) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto; (iv) all sums now or hereafter therein or represented thereby; (v) all instruments and documents now or hereafter evidencing such sums or such accounts; (vi) all powers, options, rights, privileges and immunities pertaining to such sums or such accounts (including the right to make withdrawals therefrom); and (vii) all replacements, substitutions or proceeds of the foregoing.

Restoration: The repair and restoration of the Mortgaged Property (or any portion thereof) after a Casualty or Condemnation to at least equal value and of substantially the same character and condition as the Mortgaged Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender, all to be effected in accordance with applicable Legal Requirements and plans and specifications approved in advance by Lender.

Restricted Party: Any shareholder, partner, member, non-member manager or any other direct or indirect legal or beneficial owner of Borrower.

Subordinate Lien Instrument: Any mortgage, deed of trust, lien instrument, pledge, lien (statutory, constitutional or contractual), security interest, restrictive covenants, declaration, encumbrance or charge of any nature whatsoever, conditional sale or other title retention agreement, covering all or any part of the Mortgaged Property, the lien of which is subordinate and inferior to the lien of the Lien Instrument.

Swap Contract: (a) Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Synthetic Lease: Any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with Acceptable Accounting Standards.

Title Company: Texan Title Insurance Company (and its issuing agent, if applicable) issuing the Title Insurance, which shall be acceptable to Lender in its sole and absolute discretion.

Title Insurance: One or more title insurance commitments, binders or policies, in form and substance as Lender may require, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if and as required by Lender, in the maximum amount of the Loan insuring or committing to insure that the Lien Instrument constitutes a valid lien covering the Land and Improvements subject only to those exceptions which Lender may approve.

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USA Patriot Act: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001)), as the same was restored and amended by United and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act of 2015 (USA FREEDOM Act, 114 Public Law 23 (June 2, 2015)).

Section 1.2. Additional Definitions. As used herein, the following terms shall have the following meanings: (i) “hereof,” “hereby,” “hereto,” “hereunder,” “herewith” and similar terms mean of, by, to, under and with respect to this Agreement or to the other documents or matters being referenced; (ii) “heretofore” means before, “hereafter” means after, and “herewith” means concurrently with the date of this Agreement; (iii) all pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require; (iv) “including” means including without limitation; and (v) all terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II

THE LOAN

Section 2.1. Agreement to Lend. Lender hereby agrees to lend up to but not in excess of the Loan Amount to Borrower, and Borrower hereby agrees to borrow such sum from Lender, all upon and subject to the terms and provisions of this Agreement, such sum to be evidenced by the Note. Borrower’s liability for repayment of the interest on account of the Loan shall be limited to and calculated with respect to Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the Note and only from the date or dates of such disbursements.

Section 2.2. Promise to Pay and Perform; Time of Essence. Borrower will pay the Indebtedness as and when specified in the Note and the other Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the date same are to be performed. Time is of the essence with respect to each and every promise, covenant or obligation of Borrower specified in the Loan Documents.

Section 2.3. Reserved.

Section 2.4. Application of Proceeds. While an Event of Default exists, Lender shall be entitled to apply any proceeds or payments or other sums received (including, without limitation, any rents, Net Proceeds or other proceeds of sale, lease or other disposition of all or any portion of the Mortgaged Property) in such order and priority against the Indebtedness and Obligations as Lender may elect. Absent a provision herein to the contrary, provided no Event of Default exists, proceeds or payments shall be applied in the following order and priority: (i) first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Indebtedness, and third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity; (ii) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Lender shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iii) the cash balance, if any, to Borrower. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents. The application of proceeds described herein shall not apply to any proceeds which may be realized by Lender with respect to any of the Mortgaged Property following a foreclosure (or foreclosures) of the Lien Instrument.

Section 2.5. Appraisals. If (i) any test appraisal is required by the Federal Deposit Insurance Corporation, the Office of Comptroller of Currency or any other governmental entity or quasi-governmental entity which has the authority and power to regulate the business and other activities of Lender (“Regulatory Authority”), (ii) a Material Adverse Change has occurred and is continuing and a new appraisal is desired by Lender or (iii) an appraisal is required pursuant to the express terms of this Agreement, then Lender shall be entitled to obtain, at Lender’s option but at Borrower’s sole cost and expense, an appraisal in form, substance and by an appraising firm acceptable to Lender and, if applicable, the Regulatory Authority requiring such appraisal pursuant to this Section 2.5, provided that, absent an Event of Default, Borrower shall not be required to pay for more than two (2) such test appraisals in any calendar year. Lender shall further be entitled, at any time, to obtain an appraisal at its own expense and any such appraisal obtained by Lender may be utilized by Lender (even in lieu of other available appraisals) to undertake any loan-to-value calculations described in the Loan Documents. Borrower shall cooperate in all respects with Lender and/or its representatives or agents in connection with such appraisals.

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Section 2.6. Equity Requirements. Borrower shall at all times until the Indebtedness is paid in full maintain sufficient equity in the Mortgaged Property (excluding any mezzanine debt and other forms of subordinate financing) to ensure the Loan is not HVCRE

Section 2.7. Not Revolver. This Loan facility is not intended, in whole or in part, to be “revolving” in nature and it is expressly agreed that no principal amount repaid by Borrower may be reborrowed by Borrower.

ARTICLE III

CONDITIONS TO CLOSING

Section 3.1. Conditions to Closing. The obligation of Lender to make the Loan hereunder is subject to the prior or simultaneous occurrence of each of the following conditions:

(a) Lender shall have received from Borrower all of the Loan Documents duly executed by Borrower;

(b) Borrower shall have complied with all applicable equity requirements pursuant to Section 2.6 hereof to the full satisfaction of Lender;

(c) Lender shall have received certified copies of resolutions of Borrower, if Borrower is a corporation, or a certified copy of a consent of partners, if Borrower is a partnership, or similar resolutions or consents, if Borrower is a limited liability company, authorizing execution, delivery and performance of all of the Loan Documents and authorizing the borrowing hereunder, along with such certificates of existence, certificates of good standing and other certificates or documents as Lender may reasonably require to evidence Borrower’s authority;

(d) Lender shall have received payment of the Origination Fee and a processing fee in the amount of $250;

(e) Lender shall have received evidence satisfactory to Lender that the “as-is” Appraised Value of the Mortgaged Property results in a Loan-to-Value Ratio less than or equal to forty percent (40%);

(f) Pledgor shall have established the Cash Collateral Reserve with Lender; and

(g) Lender shall have received and approved each and every one of its pre-closing requirements satisfied in all respects to Lender’s full satisfaction including, without limitation (i) organizational documents of Borrower and any Constituent Party, (ii) the Title Insurance, and (iii) such other information or other due diligence as Lender may require.

Section 3.2. No Third Party Beneficiaries. construed to make or render Lender liable to any third parties for debts or claims accruing to any such Persons against Borrower. Lender shall not be liable for the manner in which any proceeds of the Loan under this Agreement may be applied by Borrower. Notwithstanding anything contained in the Loan Documents, or any conduct or course of conduct by the parties hereto, before or after signing the Loan Documents, this Agreement shall not be construed as creating any rights, claims or causes of action against Lender, or any of its officers, directors, agents or employees, in favor of any Person other than Borrower.

ARTICLE IV

WARRANTIES AND REPRESENTATIONS

Borrower hereby unconditionally warrants and represents to Lender, as of the date hereof and at all times during the term of the Agreement, as follows:

Section 4.1. Organization and Power. If Borrower, Guarantor or any Constituent Party is a corporation, limited liability company, general partnership, limited partnership, limited liability partnership, joint venture, trust or other type of business association, as the case may be, Borrower, Guarantor and any Constituent Party, if any, (i) is duly incorporated or organized with a legal status separate from its Affiliates, validly existing, and in good standing under the laws of the state of its formation or existence, and has complied with all conditions prerequisite to its doing business in the state in which the Mortgaged Property is situated, and (ii) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

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Section 4.2. Validity of Loan Documents. The execution, delivery and performance by Borrower and Guarantor of the Loan Documents (i) if Borrower, Guarantor or any Constituent Party is a corporation, limited liability company, general partnership, limited partnership, joint venture, trust or other type of business association, as the case may be, are within Borrower’s, Guarantor’s and each Constituent Party’s powers and have been duly authorized by Borrower’s, Guarantor’s and each Constituent Party’s board of directors, shareholders, partners, venturers, trustees or other necessary parties, and all other requisite action for such authorization has been taken; (ii) have received any and all requisite prior governmental approvals in order to be legally binding and enforceable in accordance with the terms thereof; and (iii) will not violate, be in conflict with or constitute (with due notice or lapse of time, or both) a default under any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Borrower’s, Guarantor’s and/or any Constituent Party’s property or assets, except as contemplated by the provisions of the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower, Guarantor and others obligated under the terms of the Loan Documents, enforceable in accordance with their respective terms. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 4.3. Information. All information, financial data and statements, certificates, reports, papers, data or other information given or to be given to Lender with respect to Borrower, each Constituent Party, Guarantor and others obligated under the terms of the Loan Documents or the Mortgaged Property are, or at the time of delivery will be, accurate, complete and correct in all material respects and do not, or will not, contain any untrue statement of a material fact or omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading.

Section 4.4. Business Purposes. The Loan is solely for the purpose of carrying on or acquiring a business of Borrower, and is not for personal, family, household or agricultural purposes.

Section 4.5. Mailing Address. Borrower’s mailing address, as set forth in the notice provision hereof or as changed pursuant to such provision, is true and correct.

Section 4.6. Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 4.7. No Reliance on Lender. Borrower’s principals are experienced in the ownership and operation of properties similar to the Mortgaged Property, and Borrower and Lender have and are relying solely upon the expertise of Borrower’s principals and Borrower’s business plan in connection with the ownership and operation of the Mortgaged Property. Borrower is not relying on Lender’s expertise or business acumen in connection with the Mortgaged Property.

Section 4.8. No Litigation. After due investigation and inquiry, there are no (i) actions, suits or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or, to Borrower’s Knowledge, threatened against or affecting Borrower, Guarantor, any Constituent Party or involving the Mortgaged Property; (ii) outstanding or unpaid judgments against Borrower, Guarantor, any Constituent Party or the Mortgaged Property; or (iii) defaults by Borrower with respect to any order, writ, injunction, decree or demand of any Governmental Authority or arbitrator.

Section 4.9. Reserved.

Section 4.10. Legal Requirements. To Borrower’s Knowledge after due investigation and inquiry, neither Borrower, Guarantor nor the Mortgaged Property is in default under or violation of any Legal Requirements. Borrower has not sent or received any notice of default under, or violation of, any Legal Requirements.

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Section 4.11. Utility Services. All utility services of sufficient size and capacity necessary for the operation of the Improvements and the use thereof for their intended purposes are available at the property line(s) of the Land for connection to the Improvements, including potable water, storm and sanitary sewer, gas, electric, telephone facilities, broadband internet and cable TV.

Section 4.12. Access. All roads necessary for the full utilization of the Improvements for their intended purposes have been completed and have been dedicated to the public use and accepted by the appropriate Governmental Authority, and the Mortgaged Property has direct legal access to such roads.

Section 4.13. Reserved.

Section 4.14. Financial Statements. Each financial statement of Borrower or Guarantor delivered heretofore, concurrently herewith or hereafter to Lender was and will be prepared in conformity with Acceptable Accounting Standards and completely and accurately disclose the financial condition of such applicable entity (including all contingent liabilities) as of the date thereof and for the period covered thereby, and there has been no Material Adverse Change in any of Borrower’s or Guarantor’s financial condition subsequent to the date of the most recent financial statement of such party delivered to Lender and except as heretofore disclosed in writing to Lender, neither Borrower nor Guarantor has incurred any material liability, direct or indirect, fixed or contingent.

Section 4.15. Reserved.

Section 4.16. ERISA. (a) None of Borrower, Guarantor or any such party’s Constituent Parties are an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (b) none of the assets of the Borrower or the Guarantor constitutes “plan assets” of one or more such plans described in the foregoing clause (a) within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), and (c) neither the assets of Borrower nor Guarantor are subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans (as defined in Section 3(32) of ERISA).

Section 4.17. Indebtedness, Operations and Fundamental Changes of Borrower. Borrower: (a) has not owned and does not own any asset other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the operation of the Mortgaged Property; (b) has not and is not engaged in any business other than the ownership, management and operation of the Mortgaged Property; (c) has not entered into any contract or agreement with any member, manager, general partner, principal or Affiliate of Borrower, except as has been disclosed to Lender and which is upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than an Affiliate; (d) has not incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Indebtedness, and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property; no debt whatsoever may be secured (senior, subordinate or pari passu) by the Mortgaged Property except the Indebtedness; (e) has not made any loans or advances to any third party (including any member, manager, general partner, principal or Affiliate of Borrower or Guarantor); (f) is solvent and is able to pay its debts from its assets as the same shall become due; (g) has done all things necessary to preserve its existence and organizational formalities; and has not amended, modified or otherwise changed its organizational documents (or allowed a general partner, member, manager or any other party to change its organizational documents) except as has been disclosed to Lender and, in any case, has not made or allowed any such amendment, modification or change which adversely affects Borrower’s or any such general partner’s, member’s or manager’s existence as a single-purpose, single-asset “bankruptcy remote” entity; (h) has continuously conducted and operated its business as presently conducted and operated; (i) has maintained its books and records and bank accounts separate from those of its Affiliates, including its general partners, principals and members; (j) has at all times held itself out to the public as a legal entity separate and distinct from any other entity (including any general partner, principal, member or Affiliate); (k) has filed its own tax returns (if yet applicable); (l) has maintained and currently maintains adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (m) has not, nor has any member, manager, shareholder, partner, principal or Affiliate sought the dissolution or winding up, in whole or in part, of Borrower; (n) has not entered into any transaction of merger, division or consolidation, or acquired by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity; (o) has not commingled the funds and other assets of Borrower with those of any member, manager, general partner, principal or Affiliate or any other Person; (p) has maintained its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; (q) has, and any general partner, member or manager of Borrower has, at all times since their respective formation, observed all legal and customary formalities regarding their respective formation; (r) does not hold itself out to be responsible for the debts and obligations of any other Person; and (s) is not currently the subject of a voluntary or involuntary bankruptcy proceeding or other insolvency proceeding whatsoever.

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Section 4.18. No Investment Company. None of Borrower, Guarantor or any such parties’ Constituent Parties is an “investment company” within the meaning of the Investment Company Act of 1940, nor is any such party “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

Section 4.19. No Margin Stock. None of Borrower, Guarantor or any such parties’ Constituent Parties is engaged principally or has as one of its important activities, directly or indirectly, the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry any margin stock or be made available by any such parties in any manner to any other Person to enable or assist such person in purchasing or carrying margin stock, or otherwise used or made available for any other purpose which might violate the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.20. Disclaimer of Extension or Permanent Financing. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan past its stated maturity date or to provide Borrower with any further financing with respect to the Mortgaged Property including any financing of a “permanent” nature.

Section 4.21. No Current Pledge of Ownership Interest. No direct or indirect ownership interest in Borrower, any Constituent Party or any owner, directly or indirectly therein (including any owner, directly or indirectly, of a beneficial interest) has been subjected to a security interest, pledge, agreement to sell or any other similar encumbrance.

Section 4.22. Prescribed Laws.

(a) OFAC. Neither Borrower or Guarantor, nor any Affiliate of Borrower or Guarantor, is an individual or entity that is, or is owned or Controlled by (i) a person whose property or interest in property is blocked or the subject of blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) a person engaging in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) a person on the OFAC List or the subject of the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(b) USA Patriot Act. Borrower, Guarantor and all Affiliates of Borrower and Guarantor, are in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the USA Patriot Act, and (iii) all other statutes and orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of such act. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 4.23. No Leases. No portion of the Mortgaged Property is currently subject to any Leases.

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Section 4.24. Prior Ownership. Neither Borrower, Guarantor nor any Constituent Party nor any Affiliate of any of them currently has, or has previously had, a direct or indirect ownership stake or other pecuniary interest in any predecessor owner of the Mortgaged Property.

ARTICLE V

COVENANTS OF BORROWER

Borrower hereby unconditionally covenants and agrees with Lender, until the Loan shall have been paid in full and the lien of the Lien Instrument shall have been released, as follows:

Section 5.1. Existence. Borrower will and will cause Guarantor and each Constituent Party to preserve and keep in full force and effect its existence (separate and apart from its Affiliates), rights, franchises and trade names.

Section 5.2. Compliance with Legal Requirements. Borrower will promptly and faithfully (and will promptly and faithfully cause the Mortgaged Property to) comply with, conform to and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to or interfere with the use or enjoyment of the Mortgaged Property.

Section 5.3. Payment of Impositions. Except for Contested Items, Borrower will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of (i) the due date thereof; (ii) the day any fine, penalty, interest or cost may be added thereto or imposed; or (iii) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item), and Borrower shall deliver to Lender a written receipt evidencing the payment of the respective Imposition.

Section 5.4. Repair. Borrower will keep the Mortgaged Property in the same or better order and condition as on the date of this Agreement and will make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition.

Section 5.5. Insurance. Borrower shall, at Borrower’s expense, maintain or cause to be maintained in force and effect on the Mortgaged Property at all times while this Agreement continues in effect insurance coverage satisfying Lender’s then current requirements and criteria (including, without limitation, Lender’s requirements as to amount, identity of insurer and nature of coverage). All such insurance shall (i) be with insurers authorized to do business in the state in which the Land is situated and who have and maintain a rating of at least A-, VIII or better from Best’s Insurance Guide; (ii) contain the complete address of the Land (or a complete legal description); (iii) be for a term of at least one (1) year; (iv) contain deductibles no greater than Fifty Thousand and No/100 Dollars ($50,000.00) or as otherwise required by Lender; and (v) be subject to the approval of Lender as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates. Borrower shall as of the date hereof deliver to Lender evidence that said insurance policies have been paid current as of the date hereof and certificates of insurance signed by an authorized agent evidencing such insurance satisfactory to Lender. Certified copies of such insurance policies shall be delivered to Lender within ten (10) days of Lender’s request. Borrower shall renew all such insurance and deliver to Lender evidence satisfactory to Lender that such insurance has been renewed at least ten (10) days before any such insurance shall expire and certificates evidencing such renewals no later than sixty (60) days after any such insurance is renewed. Without limiting the required endorsements to insurance policies, Borrower further agrees that all such policies shall provide that proceeds thereunder shall be payable to Lender, its successors and assigns, pursuant and subject to a mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy and that Lender, its successors and assigns, shall be named as an additional insured under all liability insurance policies. Borrower further agrees that all such insurance policies: (i) shall provide for at least thirty (30) days’ prior written notice to Lender prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Lender (or in the case of cancellation due to non-payment of premium, ten (10) days’ prior written notice); (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrower which might otherwise result in forfeiture of such insurance; and (iii) shall name Lender as an additional insured and waive all rights of subrogation against Lender. The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies by Borrower to Lender as further security for the Indebtedness secured hereby. In the event of foreclosure of the Lien Instrument, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the secured Indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title. Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender the policies of insurance required by this Agreement or evidence of their renewal as required herein, Lender may, but shall not be obligated to, procure such insurance at Borrower’s sole expense and Borrower shall pay all amounts advanced by Lender, together with interest thereon at the Default Interest Rate, from and after the date advanced by Lender until actually repaid by Borrower, promptly upon demand by Lender. Any amounts so advanced by Lender, together with interest thereon at the Default Interest Rate, shall be secured by this Agreement, the Lien Instrument and by all of the other Loan Documents securing all or any part of the Indebtedness. Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance.

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Section 5.6. TEXAS FINANCE CODE SECTION 307.052. COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO (i) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE WHERE THE LAND IS LOCATED OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF BORROWER FAILS TO MEET LENDER’S REQUIREMENTS FOR INSURANCE COVERAGE AS DESCRIBED HEREINABOVE, LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

Section 5.7. Payment for Labor and Materials. Except for a Contested Item, Borrower will promptly pay all bills for labor, materials and specifically fabricated materials incurred in connection with the Mortgaged Property and, except for Permitted Exceptions, never permit to exist, with respect to the Mortgaged Property (or any part thereof) or the undisbursed Loan proceeds, any lien or security interest or stop payment notice (or similar notice), even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist with respect to the Mortgaged Property (or any part thereof) any other or additional lien or security interest on parity with, superior or inferior to any of the liens or security interests hereof.

Section 5.8. Further Assurances and Corrections. From time to time, at the request of Lender, Borrower will (i) promptly correct any defect, error or omission which may be discovered in the contents of any of the Loan Documents or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, procure, record and/or file (A) such further instruments and perform such further acts and provide such further assurances as may be necessary, desirable or proper, in Lender’s opinion, to carry out more effectively the purposes of the Loan Documents, and (B) any document or instrument (including any Financing Statement) deemed advisable by Lender to protect the liens and the security interests herein granted against the rights or interests of third persons; provided, however, to the extent Lender should elect to do so, Borrower hereby irrevocably authorizes Lender at any time and from time to time to prepare and file of record in any jurisdiction an “all-assets” Financing Statement, subsequent Financing Statements or Financing Statement Amendments deemed advisable by Lender to protect the liens and security interests herein granted against the rights or interests of third persons without any signature by Borrower or any representative thereof; and (iii) pay all costs connected with any of the foregoing.

Section 5.9. Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

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Section 5.10. Disclosures. If at any time Borrower shall become aware of the existence or occurrence of any conditions or events which might constitute a Material Adverse Change, Borrower shall promptly notify Lender of the existence or occurrence thereof and of Borrower’s opinion as to what effects such may have on the Mortgaged Property or Borrower. Borrower shall also give prompt notice to Lender of (i) the serious illness or death of any principal or key employee of Borrower or Guarantor; (ii) any litigation, dispute or governmental proceeding threatened or pending against or affecting Borrower, Guarantor or the Mortgaged Property which, if adversely determined, could result in liability in excess of $100,000.00 or which could otherwise constitute or result in a Material Adverse Change; (iii) any Default or Event of Default; (iv) any default by Borrower or any acceleration of any indebtedness owed by Borrower under any contract to which Borrower is a party; (v) any default by Guarantor or any acceleration of any indebtedness owed by Guarantor under any contract to which Guarantor is a party, and (vi) any change in the character of Borrower’s business as it existed on the date hereof.

Section 5.11. Contracts.

(a) Delivery of Contracts. Borrower will deliver to Lender a copy of each Contract promptly after the execution of same by all parties thereto. Within ten (10) Business Days after a request by Lender, Borrower shall prepare and deliver to Lender a complete listing of all Contracts, showing date, term, parties, subject matter, concessions, whether any defaults exist and other information specified by Lender with respect to each of such Contracts, together with a copy thereof (if so requested by Lender).

(b) Modification. Borrower shall not enter into or allow any modification or amendment to any Contract absent obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.12. Reserved.

Section 5.13. Reserved.

Section 5.14. Reserved.

Section 5.15. Reserved.

Section 5.16. Reserved.

Section 5.17. Reserved.

Section 5.18. No Disposition or Subordinate Lien Instruments.

(a) Neither Borrower nor any shareholder, member or partner of Borrower shall cause or allow a Disposition to occur (other than a Permitted Disposition) without obtaining Lender’s prior written consent to the Disposition.

(b) Borrower will not create, place or permit to be created or placed or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Lien Instrument regardless of whether such Subordinate Lien Instrument is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property or any part thereof, other than the Permitted Exceptions, any Contested Item, and, solely for a period of ninety (90) days after the date hereof, a to-be-released lien in favor of Ferrill Creek Ranch, LLC, a Texas limited liability company, securing indebtedness that Borrower represents and warrants to Lender has previously been paid in full.

(c) Borrower will not enter into any other title encumbrance of any nature whatsoever against all or any portion of the Mortgaged Property absent obtaining the prior written consent of Lender including, without limitation, any restrictive covenants, condominium declaration, plat, zoning or use restriction, easement or license.

Section 5.19. Reserved.

Section 5.20. BROKERS. EXCEPT FOR THOSE CLAIMS THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER WILL INDEMNIFY LENDER FROM CLAIMS OF BROKERS ARISING BY REASON OF THE EXECUTION HEREOF OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.21. Reserved.

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Section 5.22. Reserved.

Section 5.23. Distributions. During the existence and continuance of any Event of Default, Borrower shall not distribute any money or other property to any member or other direct or indirect owner of Borrower, whether in the form of earnings, income or other proceeds from the Mortgaged Property, nor shall Borrower repay any principal or interest on any loan or other advance made to Borrower by any member of Borrower nor shall Borrower loan or advance any funds to any such member. Further, notwithstanding anything herein to the contrary, Borrower shall not make any distribution which could cause the Loan to be HVCRE.

Section 5.24. Payment of Expenses. Borrower will promptly reimburse Lender for all expenses of Lender, including administrative fees and reasonable attorneys’ fees incurred in connection with the (i) preparation, execution, delivery, administration and performance of the Loan Documents, (ii) response to and/or evaluation of requests by Borrower including, without limitation, requests for consents of Lender pursuant to the terms of this Agreement, (iii) other servicing costs or expenses relative to the Loan, the Loan Documents or the Mortgaged Property, and (iv) occurrence of any Default or Event of Default, any remedial measures with respect thereto or strategic considerations to same. Borrower shall pay or reimburse to Lender all reasonable costs and expenses relating to the Mortgaged Property and for which an Advance is made, including title insurance and examination charges, survey costs, insurance premiums, filing and recording fees and other expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Agreement.

Section 5.25. Notices Received. Borrower will promptly deliver to Lender a true and correct copy of all material notices received by Borrower from any Person with respect to Borrower, Guarantor, the Mortgaged Property or any or all of them, which in any way relates to or affects the Loan or the Mortgaged Property.

Section 5.26. Leases and Leasing. Borrower shall not enter into any Lease absent obtaining the prior written consent of Lender. Borrower shall not execute any Lease for all or a substantial portion of the Mortgaged Property.

Section 5.27. Statements and Reports. Borrower agrees to maintain full and accurate books of account and other records reflecting the results of the operations of the Mortgaged Property and all items of EBITDA, and shall deliver to Lender, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports:

(a) annual, unaudited balance sheets of Borrower within forty-five (45) days after the end of each fiscal year (the Sunday immediately preceding each September 30) (and accurate as of the last day of such period), which shall be prepared in accordance with Acceptable Accounting Standards and certified by an appropriate officer of Borrower;

(b) quarterly, unaudited balance sheets of Borrower within thirty (30) days after the end of each non-year-end fiscal quarter (each December, March, and June) (and accurate as of the last day of each such period), which shall be prepared in accordance with Acceptable Accounting Standards and certified by an appropriate officer of Borrower;

(c) copies of all state (if applicable) and federal tax returns prepared with respect to Borrower (as well as any extension requests with respect thereto) within thirty (30) days of such returns being filed with the Internal Revenue Service or applicable state authority, and in any event no later than October 15th of each year;

(d) beginning June 30, 2026, a Compliance Certificate effective as of each fiscal quarter’s end and delivered to Lender no later than forty-five (45) days after such fiscal quarter’s end;

(e) the unaudited reports and financial statements of Guarantor required under the Guaranty; and

(f) such other unaudited reports and statements from Borrower as Lender may reasonably require from time to time.

At any time and from time to time, Lender shall have the right (and Borrower shall fully cooperate and permit access) to audit the financial and other information provided by Borrower pursuant to the terms of this Agreement or any other Loan Document, as well as to inspect the books, records and accounts of Borrower (and to make copies or extracts thereof), as Lender shall desire. Lender shall pay for the costs of any such audit and/or inspection; provided, however, Borrower shall pay such costs and expenses (i) during the continuance of an Event of Default or (B) if such audit or inspection reveals a material discrepancy from any information previously provided to Lender.

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Section 5.28. ERISA. Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that: (a) Borrower is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a “plan” (within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code); (b) the assets of Borrower are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans (as defined in Section 3(32) of ERISA); and (c) none of Borrower’s assets constitute “plan assets” within the meaning of the Plan Assets Regulation. Borrower further covenants and agrees to protect, defend, indemnify and hold Lender harmless from and against all actual losses, costs, damages and expenses (including, without limitation, all attorneys’ fees, excise taxes, and costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Lender may incur as a result of Borrower’s breach of this Section. This covenant and indemnity shall survive the extinguishment of the lien of the Lien Instrument by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Borrower’s liability under any of the Loan Documents.

Section 5.29. Indebtedness, Operations and Fundamental Changes of Borrower. Borrower: (a) will not own any asset other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the operation of the Mortgaged Property; (b) will not engage in any business other than the ownership, management and operation of the Mortgaged Property; (c) will not enter into any contract or agreement with any member, manager, general partner, principal or Affiliate of Borrower or any Affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than an Affiliate; (d) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Indebtedness, and (ii) trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property; no debt whatsoever may be secured (senior, subordinate or pari passu) by the Mortgaged Property except the Indebtedness; (e) will not make any loans or advances to any third party (including any member, manager, general partner, principal or Affiliate of Borrower or Guarantor); (f) will be solvent and pay its debts from its assets as the same shall become due; (g) will do all things necessary to preserve its existence and organizational formalities, and will not, nor will any general partner, member, manager or any other party, amend, modify or otherwise change its organizational documents in a manner which adversely affects Borrower’s or any such general partner’s, member’s or manager’s existence as a single-purpose, single-asset “bankruptcy remote” entity; (h) will conduct and operate its business as presently conducted and operated; (i) will maintain books and records and bank accounts separate from those of its Affiliates, including its general partners, principals and members; (j) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any general partner, principal, member or Affiliate thereof); (k) will file its own tax returns; (l) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (m) will not, nor will any member, manager, shareholder, partner, principal or Affiliate, seek the dissolution or winding up, in whole or in part, of Borrower; (n) will not enter into any transaction of merger, division or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity; (o) will not commingle the funds and other assets of Borrower with those of any member, manager, general partner, principal or Affiliate or any other Person; (p) will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; (q) will, and any general partner, member or manager of Borrower will, continue to observe all legal and customary formalities regarding their respective formation; (r) will not hold itself out to be responsible for the debts and obligations of any other Person; and (s) upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. Section 105 or any other Debtor Relief Law of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any guarantor or indemnitor of the Indebtedness or the Obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

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Section 5.30. Prescribed Laws.

(a) Lender hereby notifies Borrower and Guarantor that, pursuant to the requirements of various Prescribed Laws, Lender may be required to obtain, verify and record information that identifies Borrower, Guarantor, certain Constituent Parties and Affiliates of any of the foregoing and which information may include the name and address of such parties and other information that will allow Lender to identify such parties in accordance with Prescribed Laws and Borrower shall fully cooperate with any and all requests of Lender with respect thereto. Without the prior written consent of Lender, none of Borrower, Guarantor or any Constituent Party will: (i) be or become the subject at any time of any law, regulation or list of any government agency (including, without limitation, the OFAC List) that prohibits or limits Lender from making any advance or extension of credit to Borrower, Guarantor or any Constituent Party or from otherwise conducting business with Borrower, Guarantor or any Constituent Party, or (ii) fail to provide documentary or other evidence of Borrower’s, Guarantor’s or any Constituent Party’s identity as may be requested by Lender at any time so as to enable Lender to verify Borrower’s, Guarantor’s or any Constituent Party’s identity or comply with any applicable law or regulation, including, without limitation, the Prescribed Laws.

(b) Borrower shall and shall cause its Affiliates to comply with all Prescribed Laws and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, its Affiliates and the Mortgaged Property, which relate to money laundering and terrorism. If, at any time, Lender has a reasonable belief that Borrower or any Affiliate of Borrower is not in compliance with any Prescribed Laws or any applicable requirement of Governmental Authorities having jurisdiction over Borrower or such Affiliate or the Mortgaged Property which relates to money laundering and/or terrorism, upon ten (10) days’ notice to Borrower, Lender shall have the right to audit Borrower’s and its Affiliates’ compliance with all Prescribed Laws and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, its Affiliates and the Mortgaged Property, which relate to money laundering and terrorism. In the event that Borrower fails or fails to cause its Affiliates to comply with any Prescribed Laws or any such requirements of Governmental Authorities relating to money laundering and terrorism, then, in addition to constituting an Event of Default, Lender may, at its option, cause Borrower to comply or cause Borrower to cause its Affiliates to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Lien Instrument and the other Loan Documents and shall be immediately due and payable.

(c) No portion of the proceeds of the Loan will be used, are needed, or will be invested by Borrower, any Affiliates of Borrower, or Guarantor, in order to support international terrorism or activities that may contravene U.S. federal or state or any other Governmental Authority’s anti-money laundering laws and regulations. Borrower understands and hereby acknowledges that Lender has certain anti-money laundering responsibilities under various laws, rules and regulations of the United States of America and shall deliver to Lender, in each case, as reasonably requested by Lender or as requested by Governmental Authority administering such laws and regulations, information regarding Borrower’s direct and indirect beneficial owners’ identities or sources of funds or other similar information and may seek to ensure that representatives or direct or indirect beneficial owners of Borrower are not named on the OFAC List or such other similar list. Borrower agrees, upon the reasonable request of Lender, to provide additional information as may be necessary or advisable in order to satisfy their anti-money laundering responsibilities under various laws, rules and regulations of the United States of America.

Section 5.31. Reserved.

Section 5.32. Separate Tax Parcel. If the Land is not, as of the date hereof, taxed separately without regard to any other real estate for ad valorem tax purposes, then Borrower will cause the Land to be taxed separately without regard to any other real estate for ad valorem tax purposes effective for the current tax year and thereafter.

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Section 5.33. Operating Account. Within fifteen (15) days after the date hereof, Borrower shall establish an account (the “Operating Account”) with Lender, which Operating Account shall be Borrower’s sole operational account with respect to the revenue and expenses from the Mortgaged Property. All Rents and other revenue from the Mortgaged Property shall be deposited into the Operating Account and the Operating Account shall be used to pay all vendor and other payments or obligations of Borrower or relative to the Mortgaged Property. The Operating Account shall be maintained with Lender until the Loan is paid in full.

Section 5.34. Reserved.

Section 5.35. Reserved.

Section 5.36. No Demolition or Major Alterations. Absent obtaining the prior written consent of Lender (which may be granted or withheld in Lender’s commercially reasonable discretion), Borrower shall not demolish all or any portion of the Improvements and shall not commence (or allow to be commenced) any Major Alterations or execute Contracts with respect thereto. Without limitation to the foregoing, it is expressly understood and agreed that Lender shall require, as part and parcel of its consideration for any consent to a Major Alteration, any plans or architectural drawings with respect to such proposed alteration, a cost budget with respect thereto, an approved construction budget, an approved general contractor, approved major subcontractors and verification that such proposed construction project shall not create a material hindrance to the ongoing operations or financial performance of the Mortgaged Property.

Section 5.37. No Pledge of Ownership Interest. No direct or indirect ownership interest in Borrower, any Constituent Party or any owner, directly or indirectly therein (including any owner, directly or indirectly, of a beneficial interest) shall be subjected to a security interest, pledge, agreement to sell or any other similar encumbrance.

Section 5.38. PACE Loans. Borrower shall not incur or accept a PACE Loan, and shall not permit or suffer the existence of any PACE Lien on all or any portion of the Mortgaged Property, in either case without Lender’s prior written consent thereto.

Section 5.39. Development and Air Rights. Borrower shall not sell or transfer any development rights, air rights or similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Mortgaged Property without the prior written consent of Lender.

Section 5.40. Reserved.

Section 5.41. No Condominium Declaration. Borrower shall not enter into any condominium declaration, vertical subdivision or other restrictive covenant or encumbrance of a similar nature (each, a “Declaration”) absent obtaining the prior written consent of Lender. Borrower acknowledges that Lender’s prior written consent may be granted or withheld in Lender’s sole discretion and, if granted, may be conditioned upon such requirements and conditions as Lender may specify including, without limitation, such requirements to amend or supplement the Loan Documents to accommodate such change.

Section 5.42. Debt Service Coverage Ratio. Borrower will not permit, as of the last day of any fiscal quarter, the Debt Service Coverage Ratio, calculated on a trailing twelve (12) month basis, to be less than 1.20 to 1.00.

ARTICLE VI

ASSIGNMENTS, CASUALTY, CONDEMNATION AND RESERVES

Section 6.1. Reserved.

Section 6.2. Assignment of Contracts. As additional security for the Loan, Borrower hereby transfers and assigns to Lender all of Borrower’s rights and interest, but not its obligations, in, under and to each Contract (including, without limitation, the General Contract and any agreement with a Design Professional) upon the following terms and conditions:

(a) Borrower represents and warrants that the copy of each Contract Borrower has furnished or will furnish to Lender is or will be (as applicable) a true and complete copy thereof, including all amendments thereto, if any, and that Borrower’s interest therein is not subject to any claim, setoff or encumbrance.

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(b) Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligations under any Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under each Contract. EXCEPT FOR THOSE LOSSES, COSTS, LIABILITIES OR EXPENSES THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES) RESULTING FROM ANY FAILURE OF BORROWER TO SO PERFORM.

(c) Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under any Contract or to protect the rights of Borrower or Lender thereunder. EXCEPT FOR THOSE ACTIONS THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER, LENDER SHALL INCUR NO LIABILITY IF ANY ACTION SO TAKEN BY IT OR ON ITS BEHALF SHALL PROVE TO BE INADEQUATE OR INVALID, AND BORROWER AGREES TO INDEMNIFY AND HOLD LENDER HARMLESS AGAINST AND FROM ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES) INCURRED IN CONNECTION WITH ANY SUCH ACTION.

(d) Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’s or Lender’s name, to enforce all rights of Borrower under each Contract. Such appointment is coupled with an interest and is therefore irrevocable.

(e) In the absence of a continuing Event of Default, Borrower shall have the right to exercise its rights as owner under each Contract, provided that Borrower shall not cancel or materially amend any Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

(f) This assignment shall inure to the benefit of Lender and its successors and assigns, any purchaser upon foreclosure of the Lien Instrument and any receiver in possession of the Mortgaged Property.

(g) Borrower hereby agrees that at the request of Lender, Borrower will cause to be executed and delivered to Lender consents from any counterparty of Borrower’s assignment of such Contract, such consents to be in form and substance reasonably satisfactory to Lender.

Section 6.3. Assignment of Net Proceeds. Borrower hereby further transfers and assigns to Lender and acknowledges that Lender shall be entitled to receive any and all Net Proceeds.

(a) Borrower shall, upon request of Lender, make, execute, acknowledge and deliver any and all additional assignments and documents as may be necessary from time to time to enable Lender to collect and receive any such Net Proceeds.

(b) Lender shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums.

Section 6.4. Casualty. Borrower will give Lender prompt notice of any Casualty to the Mortgaged Property and shall promptly commence and diligently prosecute to completion the Restoration of the Mortgaged Property and otherwise comply with the provisions of Section 6.6. Borrower shall pay all costs and expenses of such Restoration (including, without limitation, any applicable deductibles under the insurance policies) whether or not such costs and expenses are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In case of loss covered by policies of insurance, Lender (or, after foreclosure, the purchaser at the foreclosure sale) is hereby authorized, at Lender’s option, either (i) to settle and adjust any claim under such policies without the consent of Borrower, or (ii) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided however, Borrower may settle and adjust any claim provided that (a) no Event of Default then exists, (b) the loss or the applicable Net Proceeds are less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and (c) such adjustment is carried out in a competent and timely manner, and provided further that in any case Lender shall and is hereby authorized to collect and receive any such insurance proceeds and the expenses incurred by Lender in the adjustment and collection of insurance proceeds shall be so much additional Indebtedness hereby secured and shall be reimbursed to Lender upon demand. Notwithstanding any Casualty, Borrower shall continue to pay the Indebtedness at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents.

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Section 6.5. Condemnation. Borrower will give Lender prompt notice of any instituted or threatened Condemnation proceeding affecting all or any part of the Mortgaged Property and shall deliver to Lender a copy of any and all notices or papers served in connection with such Condemnation or related proceedings. Borrower may settle and compromise any Condemnation proceeding only with the prior consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower’s cost and expense, in any applicable litigation or proceeding and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its cost and expense, diligently prosecute any such litigation or proceeding, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such litigation or proceeding. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award and to make any compromise or settlement in connection with any Condemnation. To the extent Borrower or any Affiliate of Borrower should nonetheless receive any Award, Borrower acknowledges that such amounts shall be held in trust for the sole benefit of Lender and that Borrower shall cause such amounts to be immediately tendered to Lender. Notwithstanding any Condemnation, Borrower shall continue to pay the Indebtedness at the time and in the manner provided for in this Agreement, the Note and the other Loan Documents, and the Indebtedness shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Indebtedness. If the Mortgaged Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute to completion the Restoration of the Mortgaged Property and otherwise comply with the provisions of Section 6.6. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award.

Section 6.6. Application of Net Proceeds.

(a) If a Casualty or Condemnation has occurred to the Mortgaged Property, Lender shall make the Net Proceeds available for Restoration as provided for in Section 6.6(b); provided that, each of the following conditions is satisfied:

(1) no Event of Default shall have occurred and be continuing;

(2) the Net Proceeds do not exceed One Hundred Thousand and No/100 Dollars ($100,000.00);

(3) (A) in the event the Net Proceeds are insurance proceeds, less than twenty-five percent (25%) of the net rentable square footage of the Improvements has been rendered unusable as a result of such Casualty, or (B) in the event the Net Proceeds are an Award, (i) less than ten percent (10%) of the Land constituting the Mortgaged Property is taken, (ii) such taking does not materially impair the existing access to or parking at the Mortgaged Property, and (iii) no portion of the Improvements is the subject of the Condemnation;

(4) Borrower shall make all payments required under the Loan whether via from business interruption insurance for the Mortgaged Property or other sources;

(5) Lender shall be satisfied in its reasonable judgment that the Restoration will be completed on or before six (6) months prior to the Maturity Date;

(6) Lender shall be satisfied in its reasonable judgment that the Mortgaged Property (taking into account the Net Proceeds) shall continue, throughout the period of Restoration, to adequately secure the outstanding balance of the Loan; and

(7) the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are sufficient, in Lender’s reasonable judgment, to pay for all costs and expenses of the Restoration in full.

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(b) The Net Proceeds shall be paid directly to Lender and held by Lender and, until disbursed in accordance with the provisions of this Section 6.6, shall constitute additional security for the repayment of the Indebtedness and satisfaction of the Obligations. The Net Proceeds shall be disbursed by Lender to Borrower (or directly to third parties to pay costs or expenses of the Restoration) from time to time during the course of the Restoration, upon Lender being furnished with (1) evidence reasonably satisfactory to it that all requirements set forth in Section 6.6(a) have been satisfied; (2) evidence reasonably satisfactory to it that each of the conditions set forth in Section 3.3 hereof have been satisfied; and (3) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve; and Lender may, in any event, require that all plans and specifications for the Restoration be submitted to and reasonably approved by Lender prior to commencement of work. No payment made prior to the final completion of the Restoration shall exceed the value or cost of the work performed from time to time (less retainage required pursuant to Section 3.1(f) hereof). Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once per calendar month.

(c) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Inspecting Person, be sufficient to pay in full the balance of the costs and expenses which are estimated by the Inspecting Person to be incurred in connection with the completion of the Restoration, then Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) into a Reserve that shall be established at Lender before Lender makes any further disbursement of the Net Proceeds. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs and expenses actually incurred in connection with the Restoration on the same terms and conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.6 shall constitute additional security for the repayment of the Indebtedness and satisfaction of the Obligations. Lender may, at its sole election, disburse Net Proceeds for Restoration in accordance with this Section 6.6 prior to any disbursement from the Reserve for such purpose.

(d) All (1) Net Proceeds not required to be made available for Restoration or (2) surplus which may remain out of Net Proceeds held by Lender after payment of all costs of Restoration, may be retained and applied by Lender toward the payment of the Indebtedness, whether or not then due and payable, in such order, proportion and priority as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve in its sole discretion.

(e) Notwithstanding the foregoing or anything to the contrary contained herein, to the extent Net Proceeds are sufficient to pay the then outstanding Indebtedness in full, then (1) such Net Proceeds shall be so applied, with the balance, if any, payable to Borrower, and (2) all unadvanced Loan proceeds shall be curtailed and Lender shall have no further obligation to make Advances of Loan proceeds to Borrower.

Section 6.7. Reserved.

Section 6.8. Changes in Reserves. In addition to the other rights of Lender in this Agreement to increase Reserves, Lender shall have the right (but not the obligation) to review Reserves annually to assess whether, in Lender’s reasonable discretion, an increase or decrease to any Reserves is appropriate and Borrower shall pay such increases in the same manner and timing as it is required to pay the Reserves as currently provided in this Agreement.

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Section 6.9. Security Interest in Reserves.

(a) As additional security for the payment and performance by Borrower of the Indebtedness and the Obligations, Borrower hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Lender, and hereby grants to Lender a security interest in the Reserves. Borrower hereby authorizes and consents to the account into which the Reserves have been deposited being held in Borrower’s name (for the benefit of Lender or any entity servicing the Note for Lender) and hereby acknowledges and agrees that Lender, or at Lender’s election, such servicing entity, shall have exclusive control over said account. BORROWER HEREBY INDEMNIFIES AND HOLDS LENDER HARMLESS WITH RESPECT TO ALL RISK OF LOSS REGARDING AMOUNTS ON DEPOSIT IN THE RESERVES, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS IS CAUSED BY THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LENDER. Borrower hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Borrower’s direction and is not the exercise by Lender of any right of set-off or other remedy upon a Default or an Event of Default. Upon an Event of Default, Lender may, without notice or demand on Borrower, at its option: (1) withdraw any or all of the funds (including interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including attorneys’ fees, costs and expenses) to the Indebtedness or Obligations under the other Loan Documents in such manner as Lender shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Borrower, (2) exercise any and all rights and remedies of a secured party under the Code, or (3) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default hereunder or under the other Loan Documents.

(b) The Reserves are solely for the protection of Lender and entail no responsibility on Lender’s part beyond the payment of the respective costs and expenses in accordance with the terms thereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Agreement by Lender, any funds in the Reserves shall be turned over to the assignee and any responsibility of Lender, as assignor, with respect thereto shall terminate. The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Lender’s option and in Lender’s sole discretion, may either be held in a separate account or be commingled by Lender with the general account assets of Lender. Upon full payment of the Indebtedness secured hereby in accordance with the terms of the Loan Documents (or if earlier, the completion of the applicable conditions to release of each Reserve to Lender’s satisfaction) or at such earlier time as Lender may elect, the balance in the Reserves then in Lender’s possession shall be paid over to Borrower and no other party shall have any right or claim thereto.

(c) Amounts held by Lender as a part of any Reserves may be invested by Lender (or its servicer) for its benefit, and, whether or not such sums actually bear interest, Lender shall not be obligated to pay, or credit, any interest earned thereon to Borrower except as may be otherwise specifically provided in this Agreement.

Section 6.10. Economic Incentives. To the extent, whether now or in the future, there are any Economic Incentive Agreements with respect to all or any portion of the Mortgaged Property and whether for the benefit of Borrower or any Affiliate of Borrower, Borrower shall and does hereby transfer and assign to Lender all of Borrower’s rights and interests, but not its obligations, in, under and to each of such Economic Incentive Agreements (including, without limitation, the Economic Incentive Payments and any right with respect thereto). To the extent any such rights are held by an Affiliate of Borrower, Borrower shall immediately cause such Affiliate of Borrower to execute appropriate transfer and assignment documents in favor of Lender as Lender may approve so as to effectuate a transfer and assignment of any and all such rights under the Economic Incentive Agreements from such Affiliate to Lender. Borrower shall cause any and all Economic Incentive Payments to be directly paid to Lender in full for application against the Loan. To the extent Borrower or any Affiliate of Borrower should nonetheless receive any such Economic Incentive Payments, Borrower acknowledges that such amounts shall be held in trust for the sole benefit of Lender and that Borrower shall cause such amounts to be immediately tendered to Lender.

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ARTICLE VII

EVENTS OF DEFAULT

Section 7.1. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) Borrower shall fail, refuse or neglect to pay, in full, any installment or part of the Indebtedness within ten (10) days after the same shall become due and payable (other than payments due on the Maturity Date which are not subject to any notice or cure periods), whether at the due date thereof stipulated in the Loan Documents, upon acceleration or otherwise;

(b) Borrower shall fail, refuse or neglect, or cause others to fail, refuse or neglect to comply with, perform and discharge fully and timely any of the Obligations as and when called for; provided, however, that a failure by Borrower to timely satisfy an Obligation shall not constitute an Event of Default hereunder if (i) such failure does not constitute an Event of Default pursuant to any other subsection of this Section 7.1 other than this Section 7.1(b), and (ii) such failure is fully cured by Borrower on or before the expiration of the Cure Period (hereinafter defined). As used in this Section 7.1(b), the term “Cure Period” means a ten (10) day period commencing upon Lender’s written notice to Borrower of Borrower’s failure to satisfy the subject Obligation;

(c) Any representation, warranty or statement made by Borrower, Guarantor or others in, under or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Lender to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Indebtedness; provided, however, if (i) Borrower, Guarantor or others in, under or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness, makes a good faith, unintentional misrepresentation in any Loan Document, and (ii) the underlying facts or situation that rendered such representation inaccurate or untrue does not constitute a Material Adverse Change and can be remedied to Lender’s reasonable satisfaction without cost to Lender within ten (10) days following the earlier to occur of the discovery of such misrepresentation by Borrower or written notice from Lender to Borrower of such misrepresentation and Borrower actually remedies said underlying facts or situation so as to make the original representation in the Loan Document(s) true and correct on a going forward basis prior to the expiration of said ten (10) day period, then such misrepresentation shall not be deemed to be an Event of Default;

(d) Borrower shall default or commit an event of default under and pursuant to any other mortgage, deed of trust, security agreement or other lien or security instrument (which is not a Loan Document) which covers or affects any part of the Mortgaged Property that is continuing beyond any applicable notice and grace period; provided, however, a Contested Item shall not be deemed to create an Event of Default pursuant to this Section 7.1(d);

(e) Borrower (i) shall execute an assignment for the benefit of creditors or an admission in writing of Borrower’s inability to pay, or Borrower’s failure to pay, its debts generally as such debts become due; (ii) shall allow the levy against the Mortgaged Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within sixty (60) days after the levy; (iii) shall allow the appointment of a receiver, trustee or custodian of Borrower or of the Mortgaged Property or any part thereof, which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment; (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any Debtor Relief Law, or takes any action in furtherance thereof; (v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending, any of the rights or powers of Lender granted in the Note, herein or in any Loan Document; or (vi) allows the filing of a petition, case, proceeding or other action against Borrower as a debtor under any Debtor Relief Law or seeking the appointment of a receiver, trustee, custodian or liquidator of Borrower or of the Mortgaged Property, or any part thereof, or of any significant part of Borrower’s other property, and (a) Borrower admits, acquiesces in or fails to contest diligently the material allegations thereof, (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Borrower, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or thirty (30) days following the date such petition, case, proceeding or other action was filed;

(f) Borrower shall dissolve, terminate, liquidate or merge with or be consolidated or divided into any other entity or entities;

(g) Borrower creates, places, or permits to be created or placed or, through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Lien Instrument, regardless of whether such Subordinate Lien Instrument is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions and any Contested Item;

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(h) A Disposition (other than a Permitted Disposition) occurs without the prior written consent of Lender;

(i) Lender reasonably determines that a Material Adverse Change shall have occurred that is not fully cured by Borrower on or before the expiration of a thirty (30) day period commencing upon Lender’s written notice to Borrower of the occurrence thereof;

(j) Borrower abandons or removes all or any part of the Mortgaged Property other than the Land;

(k) The occurrence of any event referred to in Sections 7.1(e) and (f) hereof with respect to Guarantor, any Constituent Party or other Person obligated in any manner to pay or perform the Indebtedness or Obligations, respectively, or any part thereof (as if such Person were the “Borrower” in such Sections);

(l) Any event of default (which would entitle Lender to exercise any remedy) in any of the Loan Documents;

(m) Any or all of the Loan Documents are determined to be invalid, unenforceable and/or not binding on Borrower and/or Guarantor, as applicable;

(n) Borrower executes any conditional bill of sale, chattel mortgage or other security instrument covering any materials, fixtures or articles intended to be incorporated in the Improvements or the appurtenances thereto, or covering articles of personal property placed in the Improvements, or files a financing statement publishing notice of such security instrument, or if any of such materials, fixtures or articles are not purchased in such a manner that the ownership thereof vests unconditionally in Borrower, free from encumbrances, on delivery at the Land, or if Borrower does not produce to Lender upon reasonable demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such materials, fixtures and articles;

(o) Except with respect to any Contested Item, any levy, attachment or garnishment is issued, or if any stop payment notice (or similar notice), lien for the performance of work or the supply of materials is filed, against all or any part of the Mortgaged Property or undisbursed Loan proceeds and remains unsatisfied or unbonded following five (5) days after the date of filing thereof;

(p) Borrower or Guarantor shall fail to pay when due any principal of or interest on any debt (other than the Indebtedness), the maturity of any such debt shall have been accelerated or any such debt shall have been required to be prepaid prior to the stated maturity thereof (other than the Indebtedness);

(q) Any breach by Guarantor of the Guarantor Financial Covenants or any failure by Borrower or Guarantor to provide adequate financial information as may be required by this Agreement or the Guaranty in order to verify Guarantor’s then current compliance with the Guarantor Financial Covenants;

(r) If Borrower or any Affiliate of Borrower shall default or commit an event of default under or pursuant to any of the Economic Incentive Agreements;

(s) If Borrower shall incur or accept a PACE Loan or shall permit or suffer the existence of a PACE Lien on all or any portion of the Mortgaged Property, in either case without Lender’s prior written consent thereto; and

(t) Borrower fails to provide evidence satisfactory to Lender in its sole and absolute discretion within ninety (90) days of the date hereof that any and all liens of Ferrill Creek Ranch, LLC, a Texas limited liability company, on any portion of the Mortgaged Property have been fully and finally released.

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Section 7.2. Remedies.

(a) Acceleration and Other Example Remedies. Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, presentment for payment, demand, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES) (i) to declare the entire unpaid balance of the Indebtedness (including the Outstanding Principal Balance, including all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity; (ii) to foreclose any liens and security interests securing payment thereof (including any liens and security interests covering any portion of the Mortgaged Property); (iii) to present any letter of credit for payment, and apply the proceeds of such letter of credit to the Indebtedness or the Obligations in such manner as Lender shall elect, in the sole and absolute discretion of Lender; and (iv) and (iii) to exercise any of Lender’s other rights, powers, recourses and remedies under this Agreement, under any other Loan Document or at law or in equity, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, singly, successively or concurrently against Borrower or others obligated for the repayment of the Note or any part thereof, or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property or any portion of either. If the Indebtedness, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs and expenses of collection, including Lender’s attorneys’ fees, whether or not any legal action shall be instituted to enforce this Agreement. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Sections 7.1(e), (f) or (k), all amounts due under the Loan Documents automatically and immediately shall become due and payable, all without notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of any kind (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES).

(b) Certain Other Remedies. Lender shall have the further right (but not the obligation), upon the happening of an Event of Default, in addition to any rights or remedies available to it under all other Loan Documents, to enter into possession of the Mortgaged Property and operate the Improvements. All amounts so expended by Lender shall be deemed to have been disbursed to Borrower as Loan proceeds and secured by the Lien Instrument.

Section 7.3. Lender’s Offset Rights. Without limitation to the foregoing, Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to any person or entity (and Borrower hereby expressly waives any such notice) to the fullest extent permitted by law, set-off and apply any and all monies, securities and other properties of Borrower now or in the future in its possession, custody or control, or on deposit with or otherwise owed to Borrower by such Lender, including all Reserves or such other monies, securities and other properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise, against any and all of Borrower’s obligations to Lender now or hereafter existing under this Agreement, irrespective of whether Lender shall have made any demand under this Agreement. Lender agrees to use reasonable efforts promptly to notify Borrower after any such set-off and application, provided that failure to give or delay in giving any such notice shall not affect the validity of such set-off and application or impose any liability on Lender. Rights given to Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which Lender may have under this Agreement.

Section 7.4. Exercise of Rights and Remedies. All rights and remedies of Lender hereunder or under the Note or under any other Loan Document shall be separate, distinct and cumulative and no single, partial or full exercise of any right or remedy shall exhaust the same or preclude Lender from thereafter exercising in full or in part the same right or remedy or from concurrently or thereafter exercising any other right or remedy which Lender may have hereunder, under the Note or any other Loan Document, or at law or in equity, and each and every such right and remedy may be exercised at any time or from time to time.

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Section 7.5. Legal Proceedings. Lender shall have the right to commence, appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder or the payment of any funds, and in connection therewith pay necessary expenses, employ counsel and pay its reasonable fees. Any such expenditures shall be considered additional advances hereunder, shall bear interest at the rate payable under the Note for past due payments, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

ARTICLE VIII

LENDER’S DISCLAIMERS - BORROWER’S INDEMNITIES

Section 8.1. No Obligation by Lender to Operate. Lender has no liability or obligation whatsoever or howsoever in connection with the Mortgaged Property or the operation thereof, and Lender has no obligation except to disburse the Loan proceeds as herein agreed. Lender is not obligated to inspect the Improvements nor is Lender liable, and under no circumstance whatsoever shall Lender be or become liable, for the performance or default of any contractor or subcontractor, or for any failure to construct, protect or insure the Mortgaged Property, or any part thereof, or for the payment of any cost or expense incurred in connection therewith, or for the performance or nonperformance of any obligation of Borrower to Lender nor to any other Person without limitation. Nothing, including any disbursement of Loan proceeds or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, on Lender’s part. EXCEPT FOR THOSE COSTS, EXPENSES OR LIABILITIES THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER AS DETERMINED BY A FINAL, NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION, BORROWER HEREBY INDEMNIFIES AND AGREES TO HOLD LENDER HARMLESS FROM AND AGAINST ANY COST, EXPENSE OR LIABILITY (INCLUDING REASONABLE ATTORNEYS’ FEES) INCURRED OR SUFFERED BY LENDER AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY OBLIGATION OR RESPONSIBILITY OF LENDER FOR THE MANAGEMENT, OPERATION AND CONDUCT OF THE BUSINESS AND AFFAIRS OF BORROWER, OR AS A RESULT OF ANY ASSERTION OR CLAIM OF ANY LIABILITY OR RESPONSIBILITY OF LENDER FOR THE PAYMENT OR PERFORMANCE OF ANY INDEBTEDNESS OR OBLIGATION OF BORROWER.

Section 8.2. INDEMNITY BY BORROWER. EXCEPT FOR THOSE LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS OR EXPENSES, THAT ARE CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LENDER AS DETERMINED BY A FINAL, NON-APPEALABLE ORDER OF A COURT OF COMPETENT JURISDICTION, BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT INTENDING TO LIMIT THE REMEDIES AVAILABLE TO LENDER WITH RESPECT TO THE ENFORCEMENT OF ITS INDEMNIFICATION RIGHTS AS STATED HEREIN OR AS STATED IN ANY LOAN DOCUMENT, IN THE EVENT ANY CLAIM OR DEMAND IS MADE OR ANY OTHER FACT COMES TO THE ATTENTION OF LENDER IN CONNECTION WITH, RELATING OR PERTAINING TO, OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHICH LENDER REASONABLY BELIEVES MIGHT INVOLVE OR LEAD TO SOME LIABILITY OF LENDER, BORROWER SHALL, IMMEDIATELY UPON RECEIPT OF WRITTEN NOTIFICATION OF ANY SUCH CLAIM OR DEMAND, ASSUME IN FULL THE PERSONAL RESPONSIBILITY FOR AND THE DEFENSE OF ANY SUCH CLAIM OR DEMAND AND PAY IN CONNECTION THEREWITH ANY LOSS, DAMAGE, DEFICIENCY, LIABILITY OR OBLIGATION, INCLUDING LEGAL FEES AND COURT COSTS INCURRED IN CONNECTION THEREWITH. IN THE EVENT OF COURT ACTION IN CONNECTION WITH ANY SUCH CLAIM OR DEMAND, BORROWER SHALL ASSUME IN FULL THE RESPONSIBILITY FOR THE DEFENSE OF ANY SUCH ACTION AND SHALL IMMEDIATELY SATISFY AND DISCHARGE ANY FINAL DECREE OR JUDGMENT RENDERED THEREIN. LENDER MAY, IN ITS SOLE DISCRETION, MAKE ANY PAYMENTS SUSTAINED OR INCURRED BY REASON OF ANY OF THE FOREGOING; AND BORROWER SHALL IMMEDIATELY REPAY TO LENDER, IN CASH AND NOT WITH PROCEEDS OF THE LOAN, THE AMOUNT OF SUCH PAYMENT, WITH INTEREST THEREON AT THE DEFAULT INTEREST RATE (AS DEFINED IN THE NOTE) FROM THE DATE OF SUCH PAYMENT. LENDER SHALL HAVE THE RIGHT TO JOIN BORROWER AS A PARTY DEFENDANT IN ANY LEGAL ACTION BROUGHT AGAINST LENDER, AND BORROWER HEREBY CONSENTS TO THE ENTRY OF AN ORDER MAKING BORROWER A PARTY DEFENDANT TO ANY SUCH ACTION.

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Section 8.3. No Agency. Nothing herein shall be construed as making or constituting Lender as the agent of Borrower in making payments pursuant to any Contracts or subcontracts entered into by Borrower. The purpose of all requirements of Lender hereunder is solely to allow Lender to check and require documentation (including lien waivers) sufficient to protect Lender and the Loan contemplated hereby. Borrower shall have no right to rely on any procedures required by Lender, Borrower hereby acknowledging that Borrower has sole responsibility for operating the Mortgaged Property and paying for work done in accordance therewith and that Borrower has solely, on Borrower’s own behalf, selected or approved each contractor, each subcontractor and each materialman, Lender having no responsibility for any such Persons or for the quality of their materials or workmanship.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Survival of Obligations. This Agreement and each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the Loan and shall continue in full force and effect until the Indebtedness shall have been paid in full in accordance with the terms of the Loan Documents and Borrower shall have performed each and every one of the Obligations; provided, however, that nothing contained in this Section shall limit the obligations of Borrower or Guarantor as otherwise set forth herein.

Section 9.2. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given (i) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; or (iii) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon two (2) Business Days following its deposit (properly addressed) with the United States Postal Service or any successor thereto; notice given by personal delivery shall be effective only if and when received by the addressee; notice sent by a reputable commercial delivery service shall be effective upon the transmitting parties’ receipt of written verification of delivery from such reputable commercial delivery service at the proper address indicated hereinbelow; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth below:

If to Lender:	Cendera Bank
P.O. Box 97
Bells, TX 75414
	Attn:	Ross Edmiston

With a copy to:	Winstead PC 500 Winstead Building 2728 N. Harwood Street Dallas, TX 75201

	Attn:	John C. Adolph

If to Borrower:	Aggieland-Parks, Inc. 1300 Oak Grove Road Pine Mountain, GA 31822

	Attn:	Geoff Gannon

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Any of the foregoing parties shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein. Lender reserves the right to send and receive communications relative to loan administration and servicing matters via e-mail transmission. In no event, however, shall such course of conduct be deemed to result in any waiver of the notice provisions contained herein.

Section 9.3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, Borrower and Lender, and their respective successors and assigns; provided, however, that Borrower may not assign any of its rights or obligations under this Agreement without the prior written consent of Lender.

(a) Participation and Assignment.

(1) Lender may, at any time and from time to time, sell or grant, without prior notice to or the consent of Borrower, to any Person participations in all or any part of the Loan, the Loan Documents, or all or part of the Note. Any participant shall be entitled to receive and rely on all information received by Lender regarding the Mortgaged Property, Borrower, any of its principals and Guarantor, including (without limitation) information required to be disclosed to a participant pursuant to any applicable banking regulations. If Lender shall sell or grant any participation: (i) Lender shall retain its right and responsibility to enforce the obligations of Borrower relating to the Loan, including the right to approve any amendment, modification or waiver of any provision of this Agreement, and to grant or withhold consents and approvals, in accordance with the terms of this Agreement, and (ii) Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any participant of which Borrower shall have received written notice may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such participant were a direct holder of the Loan.

(2) Lender may at any time and from time to time, assign to any Person all or a part of its rights and obligations under the Loan Documents. In the case of such an assignment, the assignee (“Assignee”) shall, to the extent of such assignment, have the same rights, benefits and obligations as it would if it were Lender hereunder and Lender shall be relieved of its obligations hereunder to the extent of the interest so assigned and expressly assumed in writing by Assignee. Any Assignee shall be entitled to receive and rely on all information received by Lender regarding the Mortgaged Property, Borrower, any of its principals and Guarantor, including (without limitation) information required to be disclosed to an Assignee pursuant to any applicable banking regulations.

(b) Disclosure to Assignees. Lender may, in connection with any assignment or participation or proposed assignment or participation of the Loan as described above, disclose to the Assignee or participant or proposed Assignee or participant, any information relating to Borrower or Guarantor furnished to Lender in the course of the transactions described herein. Borrower will be responsible for the accuracy and completeness of any materials furnished by Lender to any actual or prospective Assignee or participant exactly as if such Assignee or participant were the original “Lender” under this Agreement.

(c) Further Assurances. Borrower agrees to cooperate with Lender at Borrower’s sole expense in connection with any proposed participation or assignment and to provide, upon reasonable request and written notice from Lender, all reasonable assistance requested by Lender and each proposed Assignee in connection therewith, including without limitation: (i) the execution of such documents as Lender or any Assignee may reasonably require, consistent with the provisions of this Agreement; (ii) the participation by representatives of Borrower in meetings or conference telephone calls with Lender, any assigning lender or any proposed Assignees; and (iii) the execution of amendments to any Loan Documents that are reasonably required in connection with any such assignment (including, without limitation, severances, substitutes and replacements of the Note for Lender and such Assignee(s)), provided that no such amendments will modify the material terms of any of the Loan Documents or materially impair the rights of Borrower under any such Loan Documents.

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Section 9.4. Reliance by Lender. Lender is relying and is entitled to rely upon each and all of the provisions of this Agreement; and accordingly, if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

Section 9.5. Counterparts; Facsimile and Electronic Transmission. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages. This Agreement may be transmitted and/or signed by facsimile or e-mail transmission (e.g., “pdf” or “tif”). The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all parties to this Agreement. Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or e-mail document or signature.

Section 9.6. APPLICABLE LAW; VENUE; SUBMISSION TO JURISDICTION. IT IS ACKNOWLEDGED AND AGREED THAT PAYMENTS ON THE INDEBTEDNESS ARE TO BE MADE IN THE STATE OF TEXAS AND THAT IT IS THE INTENTION OF BORROWER AND LENDER THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CHOICE OF LAWS OR CONFLICT OF LAWS RULES) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS. IT IS FURTHER AGREED THAT APPROPRIATE VENUE IN ANY DISPUTE OCCURRING RELATIVE TO THE LOAN DOCUMENTS, WHETHER IN FEDERAL OR STATE COURT, SHALL BE IN DALLAS COUNTY, TEXAS, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDINGS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

Section 9.7. Headings. The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles, Sections or Subsections.

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Section 9.8. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents; (ii) contracted for, charged, taken, reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of the Note and/or the Loan; or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Indebtedness and/or the Loan, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the amount that should have been charged if calculated at the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts theretofore collected by Lender in excess of the amount that should have been collected if calculated at the Maximum Lawful Rate shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Indebtedness has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the amount that should have been received if calculated at the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against the Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Loan shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Loan (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Section 9.9. Controlling Document. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall control.

Section 9.10. Construction of Agreement. All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term, whether such is singular or plural in nature, as the context may suggest or require.

Section 9.11. Counting of Days. If any time period referenced hereunder ends on a day other than a Business Day, such time period shall be deemed to instead end on the immediately succeeding Business Day.

Section 9.12. Recording. Borrower covenants not to record this Agreement, the Note or the Guaranty in the real property records of the county where all or any part of the Mortgaged Property is located. Borrower and Lender agree that the Lien Instrument shall be recorded in the real property records of the county or counties where all or any part of the Mortgaged Property is located. Nothing herein shall be deemed to prohibit Lender from (a) making any of the Loan Documents a matter of public record in any court proceeding seeking the enforcement of the Loan Documents, (b) making any other public filing or disclosure of the Loan Documents necessary for the enforcement of the Loan Documents, or (c) making any other public filing or disclosure required by applicable law or order of an applicable Governmental Authority.

Section 9.13. Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media which refers to the Loan, the Loan Documents (or the financing evidenced thereby) or Lender or any of its Affiliates shall be subject to the prior approval of Lender. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein.

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Section 9.14. Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document Lender exercises any right given to it to approve or disapprove, or to consent to or not consent to, or to make any determination (including with respect to compliance or non-compliance), or to accept or not accept, or to waive or not waive, or to agree to or not agree to, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove, consent or not consent, make such determination, accept or not accept, waive or not waive, agree or not agree, or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise expressly otherwise provided herein) be in the sole and absolute discretion of Lender and shall be final and conclusive. All approvals, consents, determinations, acceptances, waivers, agreements or decisions of Lender given by Lender pursuant to this Agreement or any other Loan Document shall not be deemed to have been given by Lender unless such approval, consent, determination, acceptance, waiver, agreement or decision is in writing. Whenever pursuant to this Agreement or any other Loan Document, Lender is required (i) to be reasonable in making any determination or decision or granting any approval, consent, acceptance, waiver or agreement or (ii) to make any decision within a certain period of time, such qualification of reasonability or requirement to make such decision within such a period of time shall be disregarded at any time that an Event of Default has occurred and is continuing.

Section 9.15. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a Default or Event of Default for failure to effect prompt payment of any such other amount.

Section 9.16. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or any other Loan Document, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 9.17. Lender Disclaimers.

(a) Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for labor or services performed or materials supplied in connection with the construction of the Improvements. Borrower is not and shall not be an agent of Lender for any purpose and, except as expressly set forth in the Loan Documents, Lender is not and shall not be an agent of Borrower for any purpose.

(b) Any inspections of the Improvements made by Lender, Inspecting Person or any agent thereof are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans, state of completion or otherwise. Lender does not undertake or assume any responsibility or duty to Borrower to review, inspect or inform Borrower of any matter in connection with the Mortgaged Property or the construction of the Improvements, including without limitation, matters relating to the quality, adequacy or suitability of: (i) the Plans, (ii) architects, contractors, subcontractors and materialmen employed or utilized in connection with the construction of the Improvements, or the workmanship of or the materials used by any of them, or (iii) the progress or course of the construction of the Improvements and its conformity or nonconformity with the Plans. Lender owes no duty of care to protect Borrower against negligent, faulty, inadequate or defective building or construction. By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender.

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(c) Lender shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any Person or property arising from any construction on, or occupancy or use of, all or any portion of the Mortgaged Property or the Improvements, including without limitation, any loss, claim, cause of action, liability, indebtedness, damage or injury caused by, or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any onsite or offsite improvement or other facility therein, thereon or relating thereto, (ii) any act or omission of Borrower or any of Borrower’s agents, employees, independent contractors, licensees, invitees or other representatives; (iii) any accident at the Mortgaged Property and/or in connection with the construction or any Casualty or hazard thereon; (iv) the failure of Borrower, any of Borrower’s agents, employees, independent contractors, licensees, invitees or other representatives to maintain all or any portion of the Mortgaged Property in a safe condition; and (v) any nuisance made or suffered on any part of the Mortgaged Property and/or in connection with the construction of the Improvements.

Section 9.18. Reserved.

Section 9.19. WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 9.20. NOTICE OF INDEMNIFICATION. BORROWER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT CONTAINS CERTAIN INDEMNIFICATION PROVISIONS PURSUANT TO SECTIONS 5.19, 6.2, 6.7, 8.1 AND 8.2 HEREOF, WHICH PROVISIONS, IN CERTAIN INSTANCES, INCLUDE BORROWER’S INDEMNIFICATION OF LENDER AGAINST LENDER’S OWN NEGLIGENCE.

Section 9.21. NO ORAL AGREEMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS HEREOF AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BORROWER AND LENDER.

List of Attachments:

Exhibit A – Land Description

[SIGNATURE PAGES OMITTED]

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EXHIBIT A

Land Description

TRACT ONE:

Being all that certain 200.00 acre tract or parcel of land lying and being situated in the A. D. LANCASTER SURVEY, Abstract No. 150 and the MOSES HUGHES SURVEY, Abstract No. 134, Brazos County, Texas. Said tract being a portion of a called 760.00 acre tract as described by a Partition Deed to Travis B. Bryan, Jr., Trustee for Emily Adams Lyne, Elizabeth Pringle Lyne and Thomas Barrett Lyne, recorded in Volume 346, page 498, Deed Records of Brazos County, Texas.

Said tract being more particularly described by metes and bounds as follows:

BEGINNING at a broke concrete monument found on the northeast right of way line of Farm to Market Road No. 974 (80’ R.O.W.) marking the west corner of said 760.00 acre tract and the south corner of a called 680.284 acre tract as described by a Deed to John C. Adams recorded in Volume 350, page 315, Deed Records of Brazos County, Texas, for reference a concrete right of way marker found on the northeast line of F.M. 974 bears: N 63° 07’ 34” W for a distance of 761.95 feet;

THENCE N 34° 09’ 05” E along the common line of said 760.00 acre tract and said 680.284 acre tract, at 2633.36 feet pass a 5/8 inch iron rod found, continue on for a total distance of 6184.34 feet to a point on said line, for reference a concrete monument found marking the northwest corner of said 760.00 acre tract on the south line of a called 586.29 acre tract as described by a deed to the Senator Ranch, Inc., recorded in Volume 577, page 344, Deed Record of Brazos County, Texas, Bears: N 34° 09’ 05” E for a distance of 1388.20 feet (this line was used for bearing orientation honoring the Deed call bearing of said 760.00 acre tract, 346/495);

THENCE S 55° 50’ 55” E through said 760.00 acre tract for a distance of 1984.86 feet to a point marking the east corner of this herein described tract;

THENCE S 44° 16’ 27” W continuing through said 760.00 acre tract for a distance of 5938.66 feet to a point on the northeast line of F.M. 974, for reference a concrete right of way marker found on the northeast line of F.M. 974 Bears: S 75° 36’ 42” E for a distance of 265.74 feet;

THENCE N 75° 36’ 42” W along the northeast line of F.M. 974 for a distance of 1000.00 feet to the POINT OF BEGINNING, containing 200.00 acres of land, more or less. Being the property described as Tract 1 in a Deed from Tickle T, Inc. to Thomas Barret Lyne, Jr., recorded in Volume 7681, page 196, Official Records of Brazos County, Texas.

TRACT TWO:

All that certain 250 acre tract or parcel of land lying and being situated in the A. D. LANCASTER SURVEY, Abstract No. 150 and the MOSES HUGHES SURVEY, Abstract No. 134, Brazos County, Texas. Said tract being a portion of a called 760.00 acre tract as described by a Partition Deed to Travis B. Bryan, Jr., Trustee for Emily Adams Lyne, Elizabeth Pringle Lyne and Thomas Barrett Lyne, recorded in Volume 346, page 498, Deed Records of Brazos County, Texas.

Said tract being more particularly described by metes and bounds as follows:

BEGINNING at a broken concrete monument found on the northeast right-of-way line of Farm to Market Road No. 974 (80’ R.O.W.) marking the west corner of said 760.00 acre tract and the south corner of a called 680.284 acre tract as described by a Deed to John C. Adams recorded in Volume 350, page 315, Deed Records of Brazos County, Texas, for reference a concrete right-of-way marker found on the northeast line of F.M. 974 bears: N 63° 07’ 34” W for a distance of 761.95 feet;

THENCE: N 34° 09’ 05” E along the common line of said 760.00 acre tract and said 680.284 acre tract, at 2633.36 feet pass a 5/8” iron rod found, continue on for a total distance of 6184.34 feet to a point on said line marking the POINT OF BEGINNING of this herein described tract;

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THENCE: N 34° 09’ 05” E continuing along the common line of said 760.00 acre tract and said 680.284 acre tract, for a distance of 1388.20 feet to a concrete monument found marking the northwest corner of said 760.00 acre tract on the south line of a called 586.29 acre tract as described by a Deed to the Senator Ranch, Inc., recorded in Volume 577, page 344, Deed Records of Brazos County, Texas, (This line was used for bearing orientation honoring the deed call bearing of said 760.00 acre tract (346/495);

THENCE: along the common line of said 760.00 acre tract and said 586.29 acre tract and generally following a fence line for the following calls:

N 88° 44’ 02” E for a distance of 822.16 feet to a point;

S 77° 22’ 25” E for a distance of 30.59 feet to a point;

S 72° 29’ 08” E for a distance of 31.68 feet to a point;

S 67° 40’ 54” E for a distance of 64.83 feet to a point;

S 59° 03’ 33” E for a distance of 82.33 feet to a point;

S 53° 03’ 12” E for a distance of 187.40 feet to a point;

S 55° 45’ 30” E for a distance of 59.54 feet to a point;

S 70° 22’ 56” E for a distance of 874.55 feet to a point;

S 84° 16’ 10” E for a distance of 60.07 feet to a point;

S 88° 18’ 31” E for a distance of 114.70 feet to a point;

N 85° 28’ 14” E for a distance of 199.56 feet to a point;

N 79° 50’ 22” E for a distance of 100.30 feet to a point;

N 75° 31’ 42” E for a distance of 145.86 feet to a point;

N 80° 21’ 15” E for a distance of 175.32 feet to a point;

N 73° 19’ 47” E for a distance of 227.51 feet to a point;

N 59° 55’ 57” E for a distance of 57.74 feet to a 5/8” iron rod set marking the northeast corner of this herein described tract;

THENCE: S 20° 38’ 37” W through said 760.00 acre tract for a distance of 2683.89 feet to a 5/8” iron rod found marking an angle point in the east line of this herein described tract;

THENCE: S 65° 49’ 25” W continuing through said 760.00 acre tract, at 316.87 feet pass a 5/8” iron rod found, continue on for a total distance of 1634.18 feet to a 5/8” iron rod found marking an angle point in the east line of this herein described tract;

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THENCE: S 44° 16’ 27” W continuing through said 760.00 acre tract, at 2355.98 feet pass a 5/8” iron rod found, continue on for a total distance of 4510.22 feet to a 5/8” iron rod found on the northeast line of F.M. 974, for reference a concrete right-of-way marker found on the northeast line of F.M. 974 bears: S 74° 12’ 08” E for a distance of 1148.25 feet;

THENCE: N 74° 12’ 08” W along the northeast line of F.Nl. 974 for a distance of 549.65 feet to a concrete right-of-way marker found marking an angle point in said line;

THENCE: N 75° 36’ 42” W continuing along the northeast line of F.M. 974 for a distance of 265.74 feet to a point on said line;

THENCE: N 44° 16’ 27” E through said 760.00 acre tract for a distance of 5938.66 feet to a point marking an interior southwest corner of this herein described tract;

THENCE N 55° 50’ 55” W continuing through said 760.00 acre tract for a distance of 1984.86 feet to the POINT OF BEGINNING, containing 250.00 acres of land, more or less. Being the property described as Tract 2 in a Deed from Tickle T, Inc. to Thomas Barret Lyne, Jr., recorded in Volume 7681, page 196, Official Records of Brazos County, Texas.

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